Exhibit 10.7

EXECUTION COPY

ENGINE LEASE AGREEMENT

BETWEEN

CONTRAIL AVIATION SUPPORT, LLC,

as Lessor

and

*                     ,

as Lessee

One (1) CFM International, Inc. Model CFM56-7B26 Aircraft Engine

Bearing Manufacturer’s Serial Number *

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

i

SCHEDULES

SCHEDULE 1	FORM OF DELIVERY RECEIPT

SCHEDULE 2	FORM OF DELIVERY ACCEPTANCE CERTIFICATE

SCHEDULE 3	FORM OF MONTHLY UTILIZATION REPORT

SCHEDULE 4	FORM OF NON-INCIDENT STATEMENT

SCHEDULE 5	FINANCIAL TERMS

SCHEDULE 6	FORM OF ACKNOWLEDGEMENT OF ENGINE OWNERSHIP

SCHEDULE 7	FORM OF ENGINE OPERATIONAL REPORT

SCHEDULE 8	FORM OF ENGINE REDELIVERY CHECKS & INSPECTIONS REPORT

SCHEDULE 9	FORM OF LEASE TERMINATION AGREEMENT

SCHEDULE 10	END OF LEASE INSPECTION REQUIREMENTS

SCHEDULE 11	FORM OF REDELIVERY ACCEPTANCE CERTIFICATE

ii

This ENGINE LEASE AGREEMENT (“Lease”), dated as of January 10, 2018, is entered between:

CONTRAIL AVIATION SUPPORT, LLC, a limited liability company organized and existing under the laws of the State of North Carolina, United States of America, with its principal place of business at 435 Investment Court, Verona, Wisconsin 53593, as lessor (“Lessor”); and

*                  , a company duly organized and existing under with the laws of *                 , and having its principal place of business at  *                                                                                                                                                                                                                                                      , as lessee (“Lessee”) (both Lessor and Lessee individually referred to as a “Party” and collectively referred to as the “Parties”).

Recitals

Whereas, the Lessor owns the Engine (hereinafter defined);

Whereas, Lessor and Lessee are willing to enter into this Lease for the leasing of the Engine by Lessee from Lessor; and

for the consideration hereinafter set out, IT IS HEREBY AGREED:

1.	SCOPE OF LEASE

The Lessor agrees to lease the following engine, capable of operation at 26,300 pounds thrust at Delivery, together with full QEC, and with FAA 8130-3 certification and EASA Form 1, and copies of all related technical records in English in Lessor’s possession and related engine transportation stand (collectively, the “Engine”) to the Lessee, and the Lessee agrees to lease the Engine from the Lessor, upon the terms set out in this Lease.

1.1. Type and Model: CFM International, Inc., model CFM56-7B26 (described on the International Registry drop down menu as CFM model CFM56-7)

1.2. Serial Numbers: * (also described on the International Registry drop down menu as * )

1.3. Time Since New:	49,190

1.4. Cycles Since New:	21649

1.5. QEC:	installed full QEC

1.6. Thrust Rating:	26,300 lbs.

1.7. Cycles remaining at B26___:	3,351

1.8. Engine Transportation Stand:

a. Base Serial Number: *12030-4

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

b. Cradle Serial Number: *12030-4

c. Manufacturer: DAE

2.	TERM

2.1.

Lease Term. The term of this Lease shall commence on the Lease Commencement Date and shall terminate on the Lease End Date (unless earlier terminated or extended in writing by the Parties) in accordance with the provisions of this Lease (“Lease Term”). On the Lease End Date or other date of valid termination of the Lease, Lessee shall return the Engine to the Redelivery Location in accordance with the terms of this Lease.

2.2.	Additional Definitions. In this Lease, the following terms have the following meanings:

*“AACR” means Autoritalea Aeronautica Civila Romana.

“Delivery” means the delivery of the Engine by Lessor to Lessee in accordance with this Lease and which shall be evidenced by execution and delivery of the Delivery Receipt;

“Delivery Acceptance Certificate” means the Delivery Acceptance Certificate in the form of Schedule 2 of the Lease;

“Delivery Date” means the date of the Engine is delivered to Lessee as recorded in the Delivery Receipt;

“Delivery Location” means the facilities of Aircraft Inspection & Management LLC located at 2481 W. Poppy Avenue, Tucson, Arizona 85705, United States of America;

“Delivery Receipt” means the Delivery Receipt to be dated the date of Delivery in the form of Schedule 1 of the Lease;

“Inspection” means a physical inspection of the Engine and a review of Engine records;

“Inspection Deadline” means no later than the later of fifteen calendar (15) days following the Delivery Date and 5 (five) calendar days after the Engine is received at the Lessee’s facility if Lessee has shipped the engine to its facility within fifteen (15) calendar days after the Delivery Date;

“Lease Commencement Date” means January 15, 2018;

“Lease End Date” means the earlier of (i) the thirty sixth monthly anniversary of the Lease Commencement Date and (ii) the date on which the Engine is returned to Lessor at the Redelivery Location due to the earlier of: *

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

*

“Redelivery Acceptance Certificate” means the Redelivery Acceptance Certificate in the form of Schedule 11 of the Lease;

“Redelivery Location” means the facilities of Aircraft Inspection & Management LLC located at 2481 W. Poppy Avenue, Tucson, Arizona 85705, United States of America, or subject to clause 18.1, such other location as designated by Lessor; and

“Rent Commencement Date” means the Delivery Date;

3.	CONDITIONS PRECEDENT AND DELIVERY

3.1.

Conditions Precedent. The obligations of Lessor under the Lease and the transfer of possession of the Engine to Lessee under the Lease are conditional upon Lessor’s receipt, on or before the Delivery, as defined below, and in form and substance satisfactory to Lessor, of each of the following:

a.	Lease and Technical Acceptance Certificate: two (2) duly executed originals of this Lease and two (2) duly executed copies of the Delivery Receipt;

b.

Insurance: (i) a copy of certificates of insurance and re-insurance as may be required pursuant to the Lease; (ii) an undertaking from brokers (acceptable to Lessor as set out in Section 14); and (iii) any other evidence satisfactory to Lessor evidencing compliance with the insurance provisions of the Lease;

c.

Payments: all sums due to Lessor prior to and on Delivery or any other engine lease agreement between Lessor and its affiliates and Lessee and its affiliates, including, without limitation, the first month’s Lease Rate, and the Deposit;

d.

Lessee Documents: a copy of the organizational documents of the Lessee, certified by an officer of the Lessee, and other evidence authorizing execution, delivery and performance by Lessee of the Lease and each other document relating thereto to which Lessee is or will be a party;

e.

Incumbency Certificate: a certificate signed by an officer of Lessee confirming that the person who is to sign the Lease for and on behalf of Lessee is authorized by Lessee to sign the Lease for and on behalf of Lessee;

f.	Process Agent Letter: a letter from the Process Agent (as hereinafter defined) confirming its acceptance of the appointment of agent for service of process by Lessee pursuant to this Lease;

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

g.	Lease Termination Agreement: a lease termination agreement in the form of Schedule 9 duly executed by Lessee but undated (the “Lease Termination Agreement”);

h.

KYC: information and documents requested by Lessor related to Know-Your-Customer or other background checks and verification required by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or other applicable governmental offices and agencies, including those required to verify compliance with Section 5 below; and

i.	General: such other documents as Lessor may reasonably request.

3.2.	Delivery.

a.

Following its receipt of the Deposit and the satisfaction or waiver of the conditions precedent set forth in Section 3.1, Lessor, at Lessee’s expense, will deliver the Engine to Lessee at the Delivery Location. On Delivery, the Engine will have a Federal Aviation Administration (“FAA”) 8130-3 dual release serviceable tag and an EASA Form 1 serviceable tag affixed to it. Immediately upon receipt of the Engine, Lessee shall execute and deliver to Lessor, and Lessor shall acknowledge, a Delivery Receipt for the Engine; provided however, that no later than the Inspection Deadline, Lessee or any of its appointed contractors shall be entitled to perform and, if performed, shall have completed an inspection of the Engine, including, without limitation, an on-wing or test cell power assurance run and a borescope inspection. Notwithstanding the fact that Lessee signed the Delivery Receipt, Lessee may reject the Engine by delivering written notice thereof to Lessor before the Inspection Deadline, if such Engine is not in the condition required under this Agreement. Lessor shall have the right to confirm and correct such deficiencies within five (5) calendar days after its receipt of such notice. Any written rejection of the Engine shall detail the reasons for rejection, which the Lessor shall acknowledge in writing. In such an event, and should Lessor elect not to correct such discrepancy, Lessee shall hold the Engine pending shipping instructions, at which time Lessee shall ship the Engine at Lessor’s cost and expense (including insurance and packing). Upon receipt by Lessor of the Engine, in the same condition and modification status and with the same appliances, parts, accessories, appurtenances, instruments, modules, components, line replacement units (“LRUs”) as when delivered to Lessee and other items of equipment of whatever nature, which may from time to time be incorporated in or installed on the Engine or which, having been removed from the Engine, remain the property of Lessor (collectively, the “Parts”), (i) this Lease shall terminate, (ii) all funds previously received by Lessor from Lessee pursuant to this Lease shall be released to Lessee without any deductions not more than (2) two business days after Lessor confirms such receipt and (iii) neither party shall have any further obligation or liability to the other under this Lease except for the confidentiality clause 26 and those obligations, liabilities and agreements in this Lease which specifically survive the cancellation, expiration or termination of this Lease. If Lessee fails to notify Lessor before the Inspection Deadline, Lessee shall be deemed to have accepted the Engine. In the event that Lessee accepts or is deemed to have accepted the Engine, Lessee shall execute and deliver to Lessor the Delivery Acceptance Certificate within five (5) calendar days after the expiration of the Inspection Period

b.

Lessee shall pay for and indemnify, defend, and hold Lessor harmless from and against any and all liabilities, claims, damages, loss, cost or expense arising from or associated with the inspections as set forth in Section 3.2(a). Alternatively the Lessee may elect to use the current Lessor-provided borescope inspection to base its decision on the serviceability of the Engine, in which case any redelivery borescope obligations shall be conducted with consideration or exception given for findings with respect to such Lessor-provided borescope inspection.

c.

Immediately upon Delivery and throughout the Lease Term, the Engine will be in every respect at the sole risk of Lessee, who will bear all risk of loss, theft, damage to or destruction of the Engine other than as stipulated in this Lease.

3.3.

Aircraft Notification. Within seventy–two (72) hours after installation of the Engine on an aircraft, Lessee will notify Lessor of the type, serial number and registration number of such aircraft and deliver to Lessor a disk sheet (LLP List) in the form required by Lessor, printed on Lessee’s letterhead and signed, stamped and dated by Lessee’s quality control department.

3.4.

Recognition of Rights. Prior to installation of the Engine on an aircraft, Lessee shall procure and furnish Lessor assurances in the form of Schedule 6 to the Lease or, if applicable, in such other form as may be requested by and acceptable to Lessor or any lender as notified by Lessor to Lessee as having an interest in the Engine and/or the Lease (“Lender”), from each owner, lessor, mortgagee and lienholder holding any right, title, or interest in the aircraft upon which the Engine is to be installed.

3.5.

Delayed Delivery. Lessor shall not be responsible for any losses suffered by or incurred by Lessee or any other person, arising from, or in connection with, any delay in delivery or failure to deliver the Engine under the Lease, unless such losses were suffered as a result of delays directly attributable to willful misconduct and gross negligence by Lessor.

4.	PAYMENT

4.1.	Additional Definitions. In this Lease, the terms “Lease Rate” and “Supplemental Rent” shall have the meanings ascribed to such terms as set forth in Schedule 5.

4.2.	Payments. All payments shall be made by Lessee to Lessor when due without prior demand by wire transfer of immediately available funds to the bank account set forth in Schedule 5.

4.3.	Lease Fees. Lessee shall pay to Lessor the Lease Rate and the Supplemental Rents described in Schedule 5 (individually and collectively, the “Lease Fees”) during the Lease Term.

4.4.

Payment Dates. The Lessee shall pay to Lessor the Lease Rate and the Supplemental Rent on the applicable dates as set forth in Schedule 4 (each a “Due Date”); provided that, if any date on which a payment is due hereunder is not a day on which commercial banks are open in Evansville, Indiana, United States of America and *                                                                       (a “Business Day”), such payment shall be made on the immediately following Business Day. All Lease Fees are exclusive of all duties, charges and imposts, and any applicable sales, use, excise, transfer, gross receipts, withholding or other taxes or similar charges of any kind (excluding only taxes on the income received by Lessor) (“Taxes”), which shall be paid by Lessee. Lessee shall be responsible for all transportation, insurance, packing charges, registration, import and export fees and customs duty, if any, arising in connection with this Lease.

4.5.

Net Lease. This Lease is a net lease and the Lessee’s obligations to pay the Lease Fees and to make all other payments and perform all other obligations in accordance with this Lease shall be absolute and unconditional (except as otherwise expressly provided herein) and irrespective of any contingency whatsoever, including, but not limited to:

a.	any right of set-off, counterclaim, recoupment, defense, or other right that Lessee may have in the event that any such set-off, counterclaim, recoupment, defense or other right should apply;

b.	any insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceedings by or against the Lessor or the Lessee;

c.	any invalidity or unenforceability or lack of due authorization of, or other defect in, this Lease; and

d.	any other cause which (but for this provision) would or might have the effect of terminating or in any way affecting any obligation of the Lessee hereunder.

4.6.

Payments Following Termination. Notwithstanding the foregoing, Lessee shall not be required to continue to pay the Lease Fees if the Lease is terminated prior to the Lease End Date in accordance with the terms hereof; provided, however, that the termination of Lessee’s obligation to pay Lease Fees described in this sentence shall not apply in the event that the Lease is terminated following an Event of Default (hereinafter defined).

5.	COMPLIANCE WITH LAWS

This Agreement shall be subject to all United States of America (“United States” or “U.S.”) laws and regulations now or hereafter applicable to the subject matter of this Agreement, including, but not limited to, applicable export control provisions of Title 50 of the United States Code (50 USC App. 2401 et seq.). Lessee will comply in all respects with all laws, ordinances, rules, regulations and orders of all governmental authorities applicable to the installation, operation and maintenance of Engine. Lessee will not cause or permit the Engine to be flown or transported to any airport or country if so doing would cause Lessor to be in violation of any law, rule, regulation or decree of the United States, the European Union, or any other country or

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

political sub-division thereof or trans-national body having jurisdiction over Lessee or Lessor or the Engine or any airframe upon which the Engine may, from time to time, be installed upon. To this effect, Lessee acknowledges that the Engine may be subject to export control laws of the United States and Lessee shall not (without limiting the provisions of Section 17 of this Lease) assign this lease or further lease or sublease the Engine to any person that is (i) subject to U.S., European Union, United Kingdom multilateral or other economic or trade sanctions currently in force; (ii) owned or controlled by, or acting on behalf of, any person that is subject to U.S., European Union, or United Kingdom multilateral economic or trade sanctions currently in force, (iii) named, identified or described on any blocked persons list, designated nationals list, prohibited persons list, or other official list of persons with whom U.S. or United Kingdom persons may not conduct business, including, but not limited to, lists published or maintained by OFAC, (B) the U.S. Department of Commerce, or (C) the U.S. Department of State.

6.	USE AND MAINTENANCE

6.1.

Use. Lessee will not permit the Engine to be stored, maintained, used or operated in violation of any law, or in violation of any airworthiness certificate, or license or registration issued by any government or regulatory authority, or contrary to the operating manuals or instructions for the Engine in effect from time to time. Lessee agrees not to operate the Engine (i) unless the Engine is covered by insurance as required by the provisions hereof, or (ii) contrary to the terms of such insurance. Lessee also agrees not to operate, store or otherwise locate the Engine in any jurisdiction excluded from coverage by an insurance policy issued with respect to the Engine required under this Lease. The Lessee shall use its best efforts to install the engine on an aircraft and to keep the Engine operating during the Lease Term. The Engine shall not be removed from operation for any period exceeding three weeks at a time unless installed on an aircraft undergoing scheduled heavy airframe maintenance.

6.2.	Maintenance and Repair.

a.

Lessee, at its own cost and expense, shall: (i) perform, or caused to be performed, all mandatory service, inspections, maintenance and testing that can be accomplished on-wing, (A) as may be required under applicable EASA and/or *AACR (the “Aviation Authority”) rules and regulations, including, without limitation, any Manufacturer’s alert service bulletin that has been rendered mandatory by the Aviation Authority by means of an Airworthiness Directive (“AD”) and any AD that has been rendered mandatory by the Aviation Authority and all such ADs shall be performed in strict compliance with the requirements thereof or by application of or utilization of any alternate means of compliance approved by the Aviation Authority at all times and in compliance with a maintenance program for the Engine approved by the Aviation Authority (the “Maintenance Program”), which shall include, but shall not be limited to, routine scheduled and condition monitored line maintenance, and replacement or repair of LRUs and QEC as required, in full compliance with the Aviation Authority requirements in force from time to time, (B) in the same manner and with the same care as shall be the case with similar engines owned by or operated by or on behalf of the Lessee, (C) so as to keep the Engine in as good operating

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

condition as on the Delivery Date, reasonable wear and tear excepted, provided, however, Lessee shall be responsible for the replacement or repair of LRUs due to reasonable wear and tear, and (D) such that when installed on a commercial transport aircraft shall at all times be eligible for airworthiness certification; and (ii) maintain, or cause to be maintained, all Engine records, documents and other materials with respect to the Engine (the “Technical Documents”) required by, and in a manner acceptable to, the FAA and EASA and any other governmental entity having jurisdiction. Lessee shall assume and bear, at its own risk and expense, all risk for loss or damage to the Engine and all components and parts from any and every cause whatsoever, other than normal wear and tear except as otherwise provided in this Agreement.

b.

Lessor shall not be liable for any on-wing expense whatsoever incurred during the Lease Term other than normal wear and tear except as otherwise provided in this Agreement. For the avoidance of doubt, foreign object damage (“FOD”), misuse, mishandling, neglect, negligence or improper operation shall not constitute ordinary wear and tear for any purposes under the Lease. Quick Access Recorder data shall be utilized to establish whether or not Operator Exceedance, as defined below, shall have occurred.

c.

Any repairs required to the Engine that are attributable to FOD, misuse, mishandling, neglect, negligence or improper operation outside of the specifications or procedures as laid down in the Manufacturer’s maintenance and AFM and operating manuals after Delivery and during the Lease Term (“Operator Exceedance”), shall be for Lessee’s account and Lessee hereby indemnifies Lessor in full on demand against the cost of any such repairs both during or after Delivery and during the Lease Term until the date the Redelivery Acceptance Certificate is executed by Lessor except as reserved by the Redelivery Acceptance Certificate. Lessee shall have no responsibility for any damage to the Engine prior to the Delivery Date and for damage and cost of repair resulting from normal wear and tear and LLP life expiration except as otherwise provided in this Agreement.

d.	When not installed upon an aircraft, Lessee shall store and inhibit the Engine as required by the Manufacturer’s recommendations.

e.	After each Engine removal during the Lease Term, Lessee will provide a completed engine operational report to Lessor substantially in the form of Schedule 7.

f.	Lessee shall, if requested by Lessor, provide access to the Lessee’s Maintenance Program for evaluation by Lessor.

g.

In the event that a routine borescope inspection performed during the Lease Term discloses that the Engine is unserviceable and can be repaired on-wing (i) Lessee shall perform such repair to restore serviceability in order to continue the Lease Term, providing that indications are that a reasonable 26,300 lbs. operating margin will result from such repair. In the event a reasonable margin at 26,300 lbs. thrust cannot be achieved, and therefore the Lease terminates, then the Lessee shall still perform the on-wing repair (as defined as borescope blending, but does not include module removals) in order to meet the redelivery conditions and issue an EASA Form 1 tag for serviceability at 26,300 lbs. of thrust.

h.	Lessee shall monitor the Engine in accordance with its trend monitoring program and follow the procedures of such program to troubleshoot and correct any alarm conditions.

6.3.

Replacement Parts. Lessee shall not replace any serviceable Part in the Engine without Lessor’s prior written approval nor replace any unserviceable Part with a part of a lower part number, modification standard and Service Bulletin status than the Part that is unserviceable. In the event that there is a dispute between Lessee and Lessor as to whether or not a Part is unserviceable, Lessee and Lessor agree to submit the dispute to the Engine manufacturer for resolution of such dispute and to abide by the Engine manufacturer’s decision. Lessee shall not install any Part Manufacturer Approval (PMA) parts (without prior written approval from Lessor) and shall not perform Designated Engineering Representative (DER) repairs (without prior written approval from Lessor) on the Engine at any time after Delivery and during the Lease Term. Lessee shall ensure that during such period, no LLP in the Engine is removed or replaced without Lessor’s prior written approval. All replacement Parts will be free and clear of liens and of equal or better value, time since overhaul, remaining useful life, modification status and service bulletin status than the Part replaced, assuming such replaced Part was in the condition required by the Lease. All such replacement Parts must have been last serviced by an FAA / EASA approved repair facility, with back to birth traceability on all LLPs, and such replacement Parts will become the property of Lessor immediately upon their installation on the Engine. All Parts replaced in accordance with the foregoing requirements will become the property of Lessee immediately upon the installation of the replacement Part on the Engine in accordance with this Section 6.3.

7.	RECORDS AND INSPECTION

7.1.

Maintenance Records. Lessee will maintain complete and accurate records in English for the Engine after Delivery and during the Lease Term and will provide them to Lessor on request. All such records will be deemed to be part of the Engine at the time generated. Within five (5) days after the end of each month, Lessee will report to Lessor the Flight Hours and Flight Cycles of operation and the registration number of the aircraft on which the Engine is installed substantially in the form of Schedule 3. Lessee will provide copies of all significant maintenance tasks performed on the Engine, including both scheduled and unscheduled maintenance. Lessee will also provide copies of trend monitoring data (engine health monitoring on request). Upon redelivery of the Engine to Lessor, Lessee will report to Lessor the total Flight Hours and Flight Cycles operated during the Lease Term.

7.2.

Redelivery Records. Upon redelivery of the Engine to Lessor as set out in Section 18, Lessee will return all Technical Documents delivered to Lessee by Lessor, together with all Technical Documents generated by Lessee, including all significant and most recent insignificant maintenance tasks performed after Delivery and during the Lease Term.

7.3.

Parts Installed. With respect to any Part installed by Lessee after Delivery and during the Lease Term and not removed prior to the return of the Engine, the Technical Documents returned to Lessor will include:

a.	Part number, description, and serial number (if part is serialized); and

b.	historical records, including, but not limited to:

i.	serviceability status of the Part at installation;

ii.	for a time-controlled Part, time since new (TSN) and cycles since new (CSN), time and cycles since overhaul as may be applicable, and TSN and CSN of the Engine at the time of part installation; and

iii.	for a LLP, documentation tracing usage of the part since new in the form of fully certified back to birth history, including, but not limited to:

•

history card (overview signed by the last operator or owner) recording movement of a part from one engine/ module to another, from one operator to another, starting from TSN = 0 and CSN =0 until present (installed/removed data);

•	non-incident/non-accident/non-military use declaration from operators for every history card step;

•

disk sheet (LLP List) with actual removal information (TSN/CSN/removal date) of the Engine in the form required by Lessor, printed on Lessee’s letterhead and signed, stamped and dated by Lessee’s quality control department for each installation and removal of the Engine on to and off of an aircraft during the Lease Term;

•	supporting documents (off-on logs, off-on disk sheets) printed on operator’s letterhead and signed from operators for every history card step;

•	document indicating authenticity of part by one of the following:

–	release certificate new part, or

–	purchase order from OEM for new part, or

–	OEM specific birth record for engines; and

•	Comprehensive current status of FAA and EASA airworthiness directives (ADs) issued against the Engine type signed, by Lessee’s quality control department.

7.4.

Inspection. Lessee shall permit representatives of Lessor on request to inspect the Engine and any part thereof without disassembling same, such inspection to include borescope inspection only if such borescope inspection is scheduled, and review and copying of the

Technical Documents, provided that such representatives shall endeavor not to disrupt Lessee’s commercial operations in doing so.

7.5.

Additional Definitions. In this Lease, the following terms have the following meanings: “Flight Cycle” means one take-off and landing of an airframe upon which the Engine is installed; and “Flight Hour” means each hour or fraction thereof, measured to two decimal places, elapsing from the moment the wheels of the airframe upon which the Engine is installed leaves the ground on take-off to the moment when the wheels of the airframe upon which the Engine is installed touches the ground on landing.

8.	MODIFICATIONS

Lessee will not make any modifications or alterations to the Engine without Lessor’s prior written consent.

9.	LOSS EVENT

In the event of actual or constructive total loss or destruction of the Engine or damage thereto beyond economic repair after Delivery and during the Lease Term (including any event which results in an insurance settlement on the basis of a total loss or a constructive or compromised constructive loss), or the loss of possession or detention of the Engine for more than thirty (30) days by reason of seizure, requisition (including requisition of title of the Engine by or on authority of any governmental entity or by any creditor of Lessee), theft, disappearance, or otherwise (the “Loss Event”), Lessee will immediately notify Lessor and any Lender thereof. In the event of such a Loss Event, Lessee shall upon the earlier of 90 days after the date of such Loss Event and the date of receipt of the insurance proceeds pay Lessor (or Lender, if any) the Agreed Value, together with all other payments owing hereunder through the date of such payment of the Agreed Value and the Lease will terminate upon payment of all such amounts at which point Lessee shall have no further obligations regarding the Lease Rate and Supplemental Rent. Lessor shall subsequently transfer title to the Engine to Lessee, subject to the rights of affected insurance companies. “Agreed Value” shall have the meaning ascribed to such term as set forth in Schedule 5.

10.	NO ABATEMENT OR SET OFF

This Lease is a net lease. Lessee’s obligations to pay all charges herein are absolute and unconditional and Lessee will not be entitled to any abatement, reduction of, or set off against, the Lease Rate, Supplemental Rent or other payments due to Lessor under any circumstances or for any reason whatsoever.

11.	RELEASE AND INDEMNITY

11.1.

INDEMNITY. LESSEE HEREBY RELEASES AND AGREES TO INDEMNIFY, DEFEND AND HOLD EACH OF THE LESSOR, ANY LENDER, ANY SERVICER, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MANAGERS, MEMBERS, EMPLOYEES, AGENTS, SUBCONTRACTORS, ASSIGNEES AND AFFILIATES (COLLECTIVELY THE “INDEMNITEES” AND

EACH INDIVIDUALLY, AN “INDEMNITEE”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, (INCLUDING, WITHOUT LIMITATION, LIABILITIES ARISING OUT OF THE DOCTRINE OF STRICT LIABILITY), OBLIGATIONS, CLAIMS, PENALTIES, FINES, LIENS, DEMANDS, ACTIONS, SUITS, JUDGEMENTS, COSTS, EXPENSES AND DISBURSEMENTS, DAMAGES, AND LOSSES (INCLUDING WITHOUT LIMITATION ALL REASONABLE LEGAL FEES AND EXPENSES, COSTS OF INVESTIGATION AND OTHER EXPENSES IN CONNECTION THEREWITH OR INCIDENT THERETO) OF WHATEVER KIND AND NATURE WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THE INDEMNITEES IN ANY WAY RELATING TO OR ARISING OUT OF THIS LEASE, INCLUDING BUT NOT LIMITED TO THE LOSS OR DESTRUCTION OF OR DAMAGE TO ANY PROPERTY OR DEATH OR INJURY OF OR OTHER LOSS OF WHATSOEVER NATURE SUFFERED BY ANY PARTY (INCLUDING WITHOUT LIMITATION LESSEE’S EMPLOYEES), AND FOR LOSS OF OR DAMAGE TO OR DELAY IN THE DELIVERY OF ANY PROPERTY WHATSOEVER (INCLUDING WITHOUT LIMITATION ANY AIRCRAFT ON WHICH ANY ENGINE MAY BE INSTALLED AND LOSS OF USE THEREOF) (COLLECTIVELY, THE “CLAIMS”), IN ANY MANNER CAUSED BY, ARISING OUT OF OR RELATED TO OR IN ANY WAY CONNECTED WITH (IN EACH CASE WHETHER DIRECTLY OR INDIRECTLY) THE DESIGN, MANUFACTURE, TESTING, DELIVERY, IMPORT, EXPORT, LEASING, STORAGE, TRANSPORTATION, INSTALLATION, REMOVAL, INSURANCE, OPERATION, MAINTENANCE, REPAIR, CONDITION, SERVICE, OVERHAUL, MODIFICATION, CHANGE, ALTERATION, USE, CONTROL, POSSESSION, DETACHMENT, DISPOSAL OR REDELIVERY OF THE ENGINE OCCURRING OR ARISING FROM THE PERIOD DURING WHICH THE ENGINE IS LEASED TO LESSEE UNDER THIS LEASE, INCLUDING, WITHOUT LIMITATION, ANY CLAIMS ARISING OUT OF VIOLATIONS OF LAW AND ANY CLAIM FOR PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OTHER THAN ANY SUCH CLAIM ARISING THROUGH THE MANUFACTURE OF THE ENGINE.

NONE OF THE INDEMNITEES SHALL BE LIABLE TO LESSEE OR ANY OTHER PARTY, WHETHER IN CONTRACT OR IN TORT FOR ANY UNAVAILABILITY, LOSS OF USE OR SERVICE, LOSS OR DELAY IN CONNECTION WITH THE ENGINE WHATSOEVER, WHETHER ON BOARD A HOST AIRCRAFT OR ELSEWHERE AND IRRESPECTIVE OF WHETHER SUCH OCCURRENCE ARISES DUE TO ANY ACT OR OMISSION OF LESSOR EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNITEE WHILE THE ENGINE WAS IN LESSEE’S CONTROL, OR PRIOR TO THE COMMENCEMENT OF THIS AGREEMENT.

11.2.

DAMAGES. IN NO EVENT WILL LESSOR BE LIABLE FOR ANY REASON FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, SUCH AS LOST REVENUES, LOST PROFITS, OR LOSS OF PROSPECTIVE ECONOMIC ADVANTAGE, RESULTING FROM ITS PERFORMANCE OR FAILURE TO PERFORM UNDER THIS LEASE.

11.3.

Waiver. Lessee hereby waives and releases each of the Indemnitees from any Claims (whether now existing or hereafter arising) for or on account of or arising or in any way connected with injury to or death of personnel or any agent of Lessee or loss or damage to property of Lessee or the loss of use of any property which may result from or arise in any manner out of or in relation to the manufacture, purchase, delivery, leasing, condition, use, maintenance, storage, repossession or operation of the Engine, either in the air or on the ground, or which may be caused by any defect in the Engine, from the material or any part used therein or from the design or testing thereof, or use thereof or from any maintenance, service, repair, overhaul or testing of the Engine regardless of when such defect may be discovered, whether or not the Engine is at the time in the possession of the Lessee and regardless of the location of the Engine at any such time except when such injury, death, loss, loss of use or damage results from the gross negligence or the willful misconduct of Lessor.

11.4.	Survival. The provisions of Section 11 shall survive the termination of the Lease.

12.	LIMITED WARRANTY AND DISCLAIMER

12.1.	Lease. Lessor warrants that it is authorized to lease the Engine to Lessee.

12.2.

Quiet Enjoyment. Provided no Event of Default has occurred and such event is continuing hereunder, Lessor covenants that neither Lessor nor any of their respective directors, officers, employees, agents or representatives nor any person lawfully claiming through any of them will interfere with Lessee’s quiet, peaceful use and enjoyment of the Engine. Subject to the provisions of this Lease, nothing shall be construed to limit Lessee’s rights and remedies in the event of Lessor’s breach of its covenant of quiet enjoyment set forth in Section 12.2 or to limit the Lessee’s rights and remedies to pursue in a court of Law any claim it may have against Lessor or any other person. [NOTE: Lessor’s breach of the covenant of quiet enjoyment does not give Lessee the right to stop paying rent or exercise any right of offset or any other right or remedy to which it may be entitled in violation of the “net lease” provisions of Section 4.5.]

12.3.

“AS IS”. The Engine is leased and accepted by Lessee in its “AS IS, WHERE IS” and “WITH ALL FAULTS” condition at the Delivery Location. Lessor makes no warranties whatsoever with respect to the Engine, express or implied, except as expressly provided in Sections 12.1 and 12.2 above.

12.4.

DISCLAIMER. THE WARRANTIES SET FORTH IN THIS SECTION 12 AND THE OBLIGATIONS AND LIABILITIES OF LESSOR THEREUNDER, ARE EXPRESSLY IN LIEU OF, AND LESSEE HEREBY WAIVES AND RELEASES LESSOR FROM ANY AND ALL OTHER WARRANTIES, AGREEMENTS, GUARANTEES, CONDITIONS, DUTIES, OBLIGATIONS, REMEDIES OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY AND FITNESS FOR INTENDED USE, WITH RESPECT TO THE ENGINE LEASED HEREUNDER OR LESSOR’S PERFORMANCE HEREUNDER. NO AGREEMENT OR UNDERSTANDING, VARYING, ALTERING, OR EXTENDING LESSOR’S LIABILITY WILL BE BINDING ON LESSOR UNLESS IN WRITING AND SIGNED BY LESSEE’S AND LESSOR’S DULY AUTHORIZED OFFICER(S) OR REPRESENTATIVE(S).

12.5.

Warranties. Upon Lessee’s request, and provided that no Event of Default has occurred and is continuing, Lessor will use commercially reasonable efforts to assist Lessee in processing claims and enforcing rights of Lessor arising under any existing manufacturer’s or overhaul agency warranties for the Engine leased hereunder; provided always that Lessee will indemnify Lessor for any reasonable costs and expenses incurred by Lessor in connection therewith, excluding costs of Lessor’s personnel. With respect to any such warranties, it is understood that, except as specifically provided in this Section 12.5, Lessor will have no further liabilities to Lessee.

13.	FORCE MAJEURE

Neither Party, with the exception of any payments due hereunder, will be liable for failure to perform or any delays in performance hereunder to the exception of any payments due hereunder due to acts of God, the public enemy, war or warlike operations, insurrection or riots, floods, explosions, fires, earthquakes, any governmental act, failure of transportation, strike or other labor disputes, acts or omissions of the other Party or any other cause beyond such Party’s control.

14.	INSURANCE

14.1.

Insurances. Upon Delivery and during the Lease Term (unless a longer duration is specified below), Lessee shall at its own risk and cost procure and maintain, or cause to be procured and maintained, the following insurances (collectively, the “Insurances”) in accordance with normal industry best practices through insurers of international standing, experienced in aviation insurance, in the London or New York markets with an AM Best Rating of A- or better:

a.

Comprehensive aviation liability insurance with respect to the Engine (including, without limitation, Contractual Liability, Aircraft Third Party, Passenger, Baggage, Cargo, Mail, Airline General Third Party Liability, Products Liability, and War Liability) for a combined single limit (bodily injury/property damage) no less than that applicable to similar aircraft in its fleet, but in no event less than the Minimum Liability Amount. The “Minimum Liability Amount” shall have the meaning ascribed to such term as set forth in Schedule 5.

b.

Hull “All Risks” (including war and allied perils) insurance for the Agreed Value on an “agreed value” basis at all times while the Engine is fitted to an aircraft, removed from the aircraft, and while in transit, on terms such that the Agreed Value of the Engine shall be paid to Lessor (or the Lender, if any) in addition to paying such aircraft’s agreed value to any party financially interested in the aircraft. Any Hull “All Risks” insurance carried in accordance with this Section 14.1 shall not contain any provision for self-insured amounts or a deductible in excess of the Deductible Limit. The “Deductible Limit” shall have the meaning ascribed to such term as set forth in Schedule 5. If separate Hull “All Risk” and “War Risk” insurances are arranged, such insurances shall include a 50/50 provision in accordance with market practice.

c.

Spares all-risk insurance, including engine test and running risks, war and allied perils insurance, and fire extended coverage insurance on the Engine and Parts while removed from an aircraft, in an amount equal to the Agreed Value.

d.

Insurances with respect to Lessee’s liability under the indemnities in Section 12 (to the extent of the risks covered in such policies) for a period of *                 years after the expiry of the Lease Term or until the next full performance restoration shop visit of the Engine, whichever is earlier, under which each Indemnitee shall be named as an additional insured. Lessee’s obligation under this Section 14.1(d) shall not be affected by Lessee ceasing to be lessee or sublessee of the Engine and/or the occurrence of the Lease End Date and/or any of the Indemnitees ceasing to have any interest in respect of the Engine.

14.2.

Endorsements. Each and any policy of insurance obtained and maintained pursuant to this Lease, and any policy obtained in substitution or replacement of any such policies, shall contain endorsements satisfactory to Lessor and any Lender that (i) designate Lessor as owner of the Engine covered thereby and as additional named insured and sole loss payee (except in the case of any Lender being named sole loss payee), and designate any Lender and their respective assigns and the other Indemnitees (collectively, the “Additional Insured”) as additional named insured (and any Lender as sole loss payee), but without imposing upon the Additional Insured any obligation imposed upon the insured, including, without limitation, the liability to pay any premiums for any such policies; (ii) expressly provide that, in respect of the interests of Lessor and/or the Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of Lessee and shall insure Lessor and the Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee; (iii) provide that if such insurance is cancelled by the insurers for any reason whatsoever, or is adversely changed in any way with respect to the interests of Lessor and the Additional Insured, or if such insurance is allowed to lapse for non-payment of premium, such cancellation, adverse change or lapse shall not be effective as to Lessor and the Additional Insured by thirty (30) days (seven (7) days in the case of any war risks or allied perils coverage) after sending to Lessor and the Lender written notice by such insurer or insurers to Lessor and the Lender of such prospective cancellation, change or lapse; (iv) include worldwide territorial limits, except for the countries excluded by aviation war risk underwriters; (v) provide that, as against Lessor and the Additional Insured, the insurer waives any rights of set-off, counterclaim or any other deduction, whether by attachment or otherwise, and waives any rights it may have to be subrogated to any right of any insured against Lessor and the Additional Insured with respect to the Engine; and (vi) provide that in the event of any damage or loss, whether or not a Loss Event hereunder, and which results in a payment, such payment shall be payable solely and directly to the Lessor (or Lender, if any), as sole loss payee, for the account of all interests, provided, however, that if the damage to the Engine does not constitute a Loss Event, and the amount of the payment is less than *                                          United States

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

Dollars ($* ), such payment may be payable directly to Lessor. Each such policy shall be primary without right of contribution from any other insurance which may be carried by Lessor and/or the Additional Insured, and shall expressly provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured, provided any such policies shall not operate to increase the insurer’s limit of liability. All such Insurances shall include the terms of the Airline Finance/Lease Contract Endorsement - AVN67B (or such replacement for AVN67B as in the future may be generally recognized in the aviation insurance market or shall be acceptable to Lessor and any Lender), and also in respect of liabilities the other Indemnitees, as additional insureds and the “Contract Parties” under such Insurances, and shall otherwise be acceptable to Lessor and any Lender, including without limitation as to the level of self-insured risk.

14.3.

Certificates. Prior to Delivery and on each renewal by Lessee of the insurance required hereby, but not less often than annually, Lessee will furnish, or cause to be furnished, to Lessor and any Lender a certificate executed and delivered by an insurance broker who is authorized by an insurer approved by Lessor and any Lender, describing in reasonable detail insurance carried on the Engine and certifying that the insurance then maintained on the Engine complies with the terms of this Lease.

14.4.

Brokers Undertaking. An undertaking from the insurance brokers shall be provided to Lessor and any Lender before Delivery. Such undertaking shall include an undertaking to notify Lessor and any Lender promptly on becoming aware of (a) cancellation of, or any material adverse change affecting, the Insurances, (b) any act, omission or event which might invalidate or render unenforceable the Insurances, or (c) non-receipt of renewal instructions at least seven (7) days before the expiration date of any policy, and shall be in form acceptable to Lessor and any Lender.

14.5.

Other Requirements. Lessor shall be entitled from time to time to stipulate other reasonable insurance requirements that are in line with market conditions and no more onerous than the requirements stipulated in this Section 14, in addition to or instead of those prescribed in this Section 14, provided that such requirements are consistent with normal industry practice for organizations operating aircraft similar to Lessee’s aircraft in similar circumstances.

14.6.

Expiry. If any Insurances are due to expire during, or within fifteen (15) days after expiry of the Lease Term, Lessee shall ensure that the renewal negotiation is commenced at least thirty (30) days prior to expiration of any of the Insurances and confirmation of completion of the renewal is given to Lessor and any Lender prior to expiry date. Certificates of insurance (and where relevant certificates of reinsurance), in the English language, detailing the coverage and confirming the insurers’ (or as the case may be, the reinsurers’) agreement to the specified insurance requirements of the Lease, must be provided to Lessor and the Lender prior to any expiry date which falls during the Lease Term.

14.7.	Insurance for Indemnitees. The Insurances prescribed in this Section 14 will in each case include and insure (to the extent of the risks covered by the policies) the Indemnitees.

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

14.8.

Assignment of Rights by Lessor. If Lessor assigns all or any of its rights under the Lease or otherwise disposes of any interest in the Engine to any other person, Lessee will, upon request, procure, or cause to be procured, that such person be added as loss payee and/or additional insured in the policies effected hereunder and enjoy the same rights and insurance enjoyed by Lessor under such policies.

14.9.	Currency. All proceeds of insurance pursuant to the Lease will be payable in United States Dollars.

14.10.

Grounding of Engine. If at any time any of the Insurances required pursuant to this Section 14 and the Lease will cease to be in full force and effect, Lessee will forthwith take the Engine, or cause the Engine to be taken, off-wing and keep the Engine, or cause the Engine to be kept, off-wing until such time as such Insurances are in full force and effect again.

14.11.

No Violation of Insurance Policies. Lessee will not use or permit the Engine to be used in any manner or for any purpose, which is not covered by the insurance policies prescribed in this Section 14 after Delivery and during the entire Lease Term.

14.12.

Reinsurance. In the event where Lessee is not insured by an insurance company recognized by the London / New York markets, Lessee shall provide reinsurances. The terms of any such required reinsurances shall:

a.	be on the same terms as the original insurances (and shall include the provisions set out in this Section 14);

b.	contain a “cut-through” clause in the following terms or otherwise satisfactory to Lessor and any Lender:

“The reinsurers hereby agree that in the event of any claim arising under the reinsurances in respect of a Total Loss or other claim where, as provided by the Lease, such claim is to be paid to the person named as sole loss payee under the primary insurances, the reinsurers shall in lieu of payment to the reassured, its successors in interest and assigns, pay to the person named as sole loss payee under the primary insurances effected by the assured that portion of any loss due for which the reinsurers would otherwise be liable to pay the reassured (subject to proof of loss), it being understood and agreed that any such payment by the reinsurers shall (to the extent of such payment) fully discharge and release the reinsurers from any and all further liability in connection therewith. Any payment due under this Clause shall not contravene any law, statute or decree of the Government of Lessee’s jurisdiction”; and

c.

provide in the case of any bankruptcy, liquidation, dissolution or similar proceedings of or affecting the reassured that the reinsurers’ liability shall be to make such payments as would have fallen due under the relevant policy of reinsurance in accordance with the cut-through clause referred to above if the reassured had (immediately before such bankruptcy, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance had been effected.

15.	TITLE TO ENGINE

15.1.

Title to the Engine. Lessee will not permit any lien, claim, mortgage or encumbrance (“Liens”) except Permitted Liens (as defined below) to attach to the Engine. Lessee will indemnify Lessor for any damages suffered by Lessor, including costs and expenses incident thereto, occurring as a result of any such Liens. Lessee’s rights hereunder will be solely those of a lessee and nothing contained herein is intended or will be interpreted as granting to Lessee any other right, title, or interest in or to the Engine, whether legal or equitable. Lessor will affix a placard with details of the owner and any Lender to the Engine and Lessee will assure the placard remains attached to the Engine during the Lease Term.

15.2.

Cape Town Convention. If the state in which Lessee is situated has, or at any time brings into force, any legislative or other provisions giving effect to the Cape Town Convention, Lessee, at Lessee’s cost and expense, shall from time to time, do or cause to be done any and all acts and things which Lessor may require of Lessee (in the reasonable opinion of Lessor) to ensure that Lessor and any Lender have the full benefit of the Cape Town Convention in connection with the Engine, including (but not limited to):

a.

any matters connected with registering, perfecting, preserving and/or enhancing any international interest(s) vested in Lessor or any Lender with respect to the Engine and constituted by the Lease and/or the Permitted Sublease;

b.	entry in to agreements (subordination or otherwise) to protect and/or enhance and/or, improve the priority of any international interest(s) referred to in the foregoing paragraph (a); and

c.	excluding, in writing the application of any provisions of the Cape Town Convention that Lessor may deem desirable in connection with the foregoing.

In this Lease the following terms have the following meanings: “Cape Town Convention” means, collectively, the official English language text of (i) the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, (ii) the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, (iii) all rules and regulations adopted pursuant thereto and as in effect in the United States and (iv) with respect to each of the foregoing described in clauses (i) through (iii), all amendments, supplements and revisions thereto as in effect in the United States; “state” has the meaning set forth in the Cape Town Convention; and “state in which Lessee is situated” shall be constructed in accordance with the expression “state in which the debtor is situated in” as set out in Article 4 of the Cape Town Convention.

15.3.	Permitted Liens. “Permitted Lien” means in respect of the Engine:

a.	any encumbrance arising from Lessor’s own acts or defaults;

b.

any encumbrance for Taxes, except for Taxes based upon the net income of Lessor, either not yet assessed or, if assessed, not yet due and payable or being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been set aside) so long as any such proceedings or the continued existence of such encumbrance do not in Lessor’s reasonable opinion involve any likelihood of the sale, forfeiture or loss of, or of any interest in, the Engine; or

c.

airport hangar keepers’, mechanics’, material men’s carriers’, employees’ or other encumbrances arising in the ordinary course of business by statute or by operation of law in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings (and for the payment of which adequate reserves have been set aside) so long as any such proceedings or the continued existence of such encumbrance do not in Lessor’s reasonable opinion involve any likelihood of the sale, forfeiture or loss of, or of any interest in, the Engine.

16.	TAXES

16.1.

Tax Indemnity. The charges set forth in the Lease do not include the amount of any Taxes which may be imposed by any governmental authority or jurisdiction in connection with the lease of the Engine. Lessee will indemnify, defend, and hold Lessor and the Indemnitees harmless from and against any and all Taxes, including costs or expenses incurred in connection therewith, except Taxes based on the net income of Lessor, which may be assessed against, chargeable to, or collectible from Lessee or Lessor by any taxing authority, foreign, federal, state, or local, and which are based upon, levied, or assessed with respect to the lease of the Engine or the operation, possession, or use of such Engine while under lease. Upon demand of any governmental authority for payment of any such Tax or charge, Lessor will immediately notify Lessee and Lessee will pay the same, provided, however, that in the event that Lessor is required to pay the same, Lessor will invoice Lessee for the amount of such tax or charge paid by it and Lessee will immediately reimburse Lessor for such amount. Lessee may contest payment of any such Tax or charge or may request Lessor to pay the same under protest on Lessee’s behalf.

16.2.

Lessor Tax Residence Certificate. On or before March 30 in each year during the Term, Lessor, upon written request annually, will take steps to obtain as promptly as reasonably possible a certificate issued by the Internal Revenue Service of the United States Department of the Treasury (“IRS”) confirming Lessor’s tax residence in the United States or, if one is not then available from the IRS, other equivalent official evidence of the status of Lessor as a resident of the United States under the applicable tax convention, or in the case of a transferee Lessor, official evidence of the status of such transferee Lessor as a resident under the applicable tax convention; provided, however, in either case, Lessor shall not be responsible for delays arising from governmental processing beyond Lessor’s control. However, Lessor will be relieved of the obligation imposed on it pursuant to this Article 16.2 in the event that a change in law, regulation or administrative practice occurring after the date Lessor became the Lessor hereunder prevents Lessor from delivering such certificate or other equivalent official evidence to Lessee; provided that a transferee Lessor shall also be relieved of such obligation to the extent that the transferor Lessor was so relieved at the time of the transfer. In the event that Lessor or such transferee Lessor is not able to provide such certificate or other equivalent official evidence to Lessee due to events such as change of law, regulation or administrative practice, Lessor or such transferee Lessor will provide Lessee with a letter explaining the reasons why it is prevented from delivering such certificate or other equivalent evidence to Lessee.

17.	ASSIGNMENT AND SUBLEASING

17.1.

Assignment. Lessor shall have the right to novate or assign the Lease, and Lessee, at Lessor’s cost, shall execute such reasonable documents as are necessary to effectuate such novation or assignment, including, without limitation, an estoppel certificate, in the form customarily used for such transactions. The terms and conditions of any such novation or assignment shall not be more onerous than the terms and conditions contained in this Agreement.

17.2.

Sublease. Lessee shall not assign the Lease in whole or in part, nor shall Lessee sublease the Engine to any person or otherwise relinquish possession thereof to anyone other than Lessor for any purpose other than with the prior written consent of Lessor in its sole and complete discretion. Any permitted sublease (“Permitted Sublease”) shall be in form and substance acceptable to Lessor and shall expressly provide that the rights of any sublessee shall be expressly subject and subordinate to all the terms of this Lease and Lessor’s rights to repossession pursuant to this Agreement. Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such Permitted Sublease had not occurred. Lessee will guarantee performance of all terms and conditions of this Lease on behalf of a permitted sublessee under a Permitted Sublease and will be responsible for any costs associated or incurred related to the performance of the Lease. No Permitted Sublease shall in any way discharge or diminish any of Lessee’s obligations to Lessor hereunder or constitute a waiver of Lessor’s rights or remedies hereunder, and Lessor’s rights shall continue as if such Permitted Sublease had not occurred. Any Permitted Sublease shall expressly prohibit any further sub-sublease or assignment or any other similar transfer of the Engine or rights thereto by the sublessee. Lessee shall provide to Lessor: (i) written notice of any Permitted Sublease hereunder (such notice to be given not later than 10 Business Days prior to entering into any sublease); (ii) such evidence as Lessor may require to demonstrate that such airline is solvent at the time that such sublease is entered into; (iii) a copy of the Permitted Sublease; and (iv) if Lessor so requests, an assignment of the Permitted Sublease to Lessor for security and a consent thereto from the Permitted Sublessee, in form and substance reasonably satisfactory to Lessor. Lessee shall be responsible for the reasonable out-of–pocket legal fees and expenses incurred by the Lessor in connection with any Permitted Sublease subject to Lessor providing Lessee with supporting documentation.

18.	REDELIVERY OF THE ENGINE

18.1.

Date of Redelivery. Lessee will return the Engine installed, on the same engine transportation stand (or as otherwise agreed) as delivered to Lessee at Delivery, to Lessor at the Redelivery Location on the Lease End Date or on the date of other valid termination of the Lease in the condition required by the Lease and upon Lessor’s confirmation of such return, Lessor shall evidence Lessor’s acceptance of such return of the engine, and any exceptions thereto, by executing and delivering to Lessee the Redelivery Acceptance Certificate. Unless an Event of Default, or an event with the passage of time or the giving of notice would become an Event of Default, has occurred and is continuing, or unless this Lease shall have been terminated by Lessor pursuant to Section 19.1(b)((iv), upon Lessor’s execution and delivery to Lessee of the Redelivery Acceptance Certificate, this Lease shall terminate with neither party hereto having any further liability to the other hereunder except or those obligations, liabilities and agreements under the Lease which specifically survive the expiration or termination of this Lease or are otherwise reserved in accordance with the Redelivery Acceptance Certificate. The costs for shipping of the Engine to any other location than the designated Redelivery Location will be borne by the Lessor.

18.2.	Redelivery Inspection. Lessee will perform or cause to be performed at its own cost on the Engine immediately prior to its return to Lessor:

a.	a power assurance test run (test 05) at the thrust rating that the Engine will make power (“MPA”) according to the applicable aircraft maintenance manual requirements, followed by

b.

a full end of lease (“EOL”) inspection as required by the end of lease inspection requirements detailed in Schedule 10, including an acceptable full video borescope inspection, with written report, of all accessible sections of the Engine within maintenance manual limitations, for continued time/reduced inspections (except in the case of FOD, misuse, neglect, negligence or improper operation). Such borescope inspection shall be performed by Lessor’s representative with consideration or exception given for (i) the findings with respect to the borescope inspection of the Engine provided by Lessor at Delivery and (ii) normal wear and tear during the Lease Term.

The corresponding MPA and EOL inspection protocols shall be redelivered with the Engine. Lessee will provide Lessor with at least fourteen (14) Business Days advance written notice of such scheduled Engine inspection and test, so that Lessor may have the opportunity to witness same. Should Lessee not inform Lessor in advance of the impending MPA and EOL inspection with at least fourteen (14) days’ notice, and the Lessee elects to perform the scheduled MPA and EOL inspections without Lessor present, Lessor may at its sole discretion disregard the MPA and EOL inspection performed by Lessee and perform a test cell run and corresponding EOL inspection at Lessor’s MRO facility at the cost and risk of Lessee. Further, if the MPA or EOL inspection is delayed more than two (2) days from the date that Lessee scheduled same with Lessor, then Lessee will indemnify Lessor for all costs associated with such delay and reimburse Lessor on demand. In the event that the borescope inspection or the MPA or test cell run identifies any defect in the Engine or any item not being within the manufacturer’s limits as stated in the relevant aircraft maintenance manual (“AMM”), such defect shall be repaired at Lessee’s sole cost and expense provided such defect is not resulting from normal wear and tear.

18.3.	Return Conditions. In addition to any other requirements of this Lease, upon return of the Engine to Lessor, Lessee will ensure that:

a.

the Engine is free and clear of all Liens (except Permitted Liens) and shall have installed thereon the Parts installed at Delivery or replacements thereof installed in accordance with the provisions of this Lease, provided that the title thereto is vested in Lessor;

b.

the Engine is either (i) serviceable or (ii) unserviceable based on (x) being fully time expired or (y) borescope findings beyond maintenance manual limits due to normal wear and tear, *                                                                                           *                                                                                   it is specifically recorded that any reduced inspection interval *                                                                                                                                                             per CFM or maintenance manual shall not be considered a cause to deem the Engine to be unserviceable;

c.

in the event the Engine cannot sustain *             pounds of thrust without exceeding the limits in the normal operating conditions (not related to FOD, misuse or abuse or Lessee induced or other Operator Exceedance damage), the Lessor shall accept the Engine and repair or dispose of it as Lessor deems fit (in this case the Engine shall be deemed unserviceable and all clauses relating to a serviceable engine shall not apply, however, Lessee shall comply with the MPA (only if it is safe to do so) and EOL inspections referred to in Section 18.2) if not otherwise agreed;

d.

the Engine shall have installed thereon all Parts installed thereon on the Delivery Date or permitted replacements thereof in accordance with the Lease and the Engine is in the same configuration and in an as good condition as at Delivery, normal wear and tear and normal rate of performance deterioration excepted;

e.

the Engine, except for the parts/components listed in ATA chapter 71 or 72, is free of all deferred or carry-over maintenance items, including pilot log book reports and defects requiring repetitive inspections and will not be “on watch” or have any reduced interval inspections;

f.	the Engine has affixed a current, valid and effective EASA Form 1 with full return-to-service statement, if serviceable, at * pounds of thrust;

g.

with reference to the MPA and EOL inspection referred to in Section 18.2 and together with the Engine’s historical and technical data and condition trend monitoring data for the Engine, Lessor is satisfied:

i.

with the Engine’s status and that there is no indication of an adverse deterioration in the performance of the Engine which is higher than normal based upon Lessee’s maintenance experience in operating engines of the same type and;

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

h.	prior to returning the Engine to Lessor, Lessee will prepare the Engine for shipment by:

i.	capping and plugging all openings of the Engine;

ii.	preserving the Engine for three hundred sixty-five (365) days storage, according to the engine preservation procedure of the AMM or the relevant EMM;

iii.	completely covering the Engine with heat shrink wrap and the tarpaulin cover or bag (if provided) at Delivery; and

iv.

otherwise preparing the Engine for shipment in accordance with the manufacturer’s specifications/recommendations. Any trucks used for shipment of the Engine will be equipped with air ride or air cushion suspension system. Lessee shall provide Lessor with photos of the Engine that show that it is loaded on a truck with air ride or air cushion suspension or other appropriate equipment and provide evidence that the Engine is properly loaded and secured thereon. On any given shipment, such truck will be dedicated to the Engine belonging solely to Lessor; except that additional items may be transported on such truck, provided that (a) the Engine can and will be off-loaded by Lessor at the Redelivery Location without disturbing any of the additional items and (b) Lessee or its shipper will not handle or reposition any of the additional items on such truck either while the Engine is in transit or when it arrives at the Redelivery Location.

18.4.	Redelivery Location. Lessee will return the Engine, installed on the same engine transportation stand (or as otherwise agreed) as delivered to Lessee at Delivery, to Lessor at the Redelivery Location.

18.5.	Non-Incident Statement. Upon redelivery, Lessee shall issue a Non-Incident Statement in the form set out in Schedule 4.

18.6.

Lessee’s Continuing Obligations. In the event that the Engine is serviceable and Lessee does not dispatch the Engine to Lessor for redelivery on the Lease End Date or other date of valid termination of the Lease, or Lessee does not redeliver the Engine in the condition required by the Lease for any reason (whether or not the reason is within Lessee’s control):

a.

All obligations of Lessee under the Lease shall remain in full force and effect until the return of the Engine in the condition required by the Lease. This will not be considered a renewal of the Lease or extension of the Lease Term or waiver of any right of Lessor under the Lease.

b.	Lessor may at its sole discretion:

i.	remedy such defects and deficiencies and recover any reasonable costs so incurred from Lessee; and/or

ii.

continue the Lease Term and charge a default Lease Rate in the amount of *                             percent (*      %) of the Lease Rate which was payable at the date starting from the 10th day after which redelivery would otherwise have occurred divided by 30 (the “Default Lease Rate”) for each day the Engine is not dispatched to Lessor and/or until any defects and deficiencies associated with FOD, misuse or abuse or Lessee induced damage are remedied.

18.7.

Redelivery Reports. Upon redelivery of the Engine in accordance with the terms of the Lease, Lessee will (i) perform the redelivery checks, tasks and inspections specified in Clause A of Schedule 8, (ii) deliver to Lessor the redelivery documents specified in Clause B of Schedule 8 and (iii) prepare, execute and deliver to Lessor the Engine operational report and a redelivery checks and inspection report in the respective forms of Schedule 7 and Schedule 8.

18.8.

Indemnities and Insurance. The indemnities and insurance requirements set forth in Sections 11 and 14, respectively, will apply to Indemnitees and Lessor’s representatives during the return of the Engine, including the redelivery inspection.

19.	TERMINATION AND ADDITIONAL ASSURANCES

19.1.	Termination.

a.	Any of the following shall constitute an event of default under this Lease (“Event of Default”):

i.	Lessee shall fail to make payment of any amounts due under this Lease on the date within fourteen (14) days after the date when due; or

ii.	Lessee shall fail to observe or perform any covenants or agreement as set forth in Sections 14, 17.2 or 18 hereof; or

iii.

Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Lease, or in any agreement or certificate furnished to Lessor in connection herewith, and such failure shall continue unremedied for fifteen (15) days after written notice to Lessee (except in case of nonpayment of monies due wherein no notice of such default will be required) by Lessor specifying such failure and demanding the same to be remedied, except for situations when conditions precedent are not satisfied because of events that are not under the Lessee’s control, in which case, Lessor agrees to consider granting a longer grace period, acting reasonably, when the cause of such failure is not under Lessee’s control; or

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

iv.

any representation or warranty of Lessee herein or in any document or certificate furnished to Lessor in connection herewith fails to be correct in any material respect which failure continues uncured for fifteen(15) days after written notice thereof to Lessee; or

v.

Lessee makes a general assignment for the benefit of creditors, or becomes the subject of voluntary bankruptcy proceedings, or has a receiver or custodian or liquidator appointed for any of its assets, or ceases to conduct the whole or a substantial portion of its business in the manner in which such business was conducted on the date of this Lease, or an involuntary petition in bankruptcy is filed against Lessee and not dismissed or stayed within sixty (60) days; or

vi.

Lessee shall have breached any other agreement or obligation as between (i) Lessee or any affiliate of Lessee, and (ii) Lessor or any affiliate of Lessor, whereupon such breach thereunder shall be deemed an Event of Default hereunder; or

vii.

not sooner than thirty (30) days prior to the expiration date of any agent for service of process appointment, Lessee has failed to renew such agent for service of process appointment and provide evidence satisfactory to Lessor that such appointment has been renewed or a new appointment has been made by such date or any such agent for service of process appointment shall be terminated or cancelled and no substitute agent for service of process appointment acceptable to Lessor has been made.

b.

Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default and, at any time thereafter so long as Lessee shall not have remedied all outstanding Events of Default, Lessor may exercise one or more of the following remedies as Lessor shall in its sole discretion elect, to the extent available and permitted by, and subject to compliance with any mandatory requirements of any applicable law then in effect:

(i)

demand that Lessee, and Lessee shall upon such demand of Lessor and at Lessee’s expense, immediately return the Engine to Lessor at such location as may be directed by Lessor, in the manner specified in such notice, and such return shall not be delayed for the purposes of complying with the return conditions specified in Section 18 hereof (none of which conditions shall be deemed to affect Lessor’s possession of the Engine) or delayed by any other reason, nor shall such demand be deemed Lessor’s waiver of Lessee’s requirement to comply with Section 18 hereof;

(ii)	sell at private or public sale, as Lessor may determine, or hold, use, operate or lease to others the Engine as Lessor in its sole discretion may determine, all free and clear of any rights of Lessee;

(iii)

proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease and to recover damages for the breach thereof and to rescind this Lease;

(iv)	terminate this Lease by written notice to Lessee and/or repossess the Engine; and

(v)	exercise any other remedy available under applicable law.

c.

In effecting any repossession, Lessor, its representatives and agents, to the extent permitted by applicable law shall: (i) have the right to enter upon any premises where it reasonably believes any Engine to be located; (ii) not be liable, in conversion or otherwise, for the taking of any personal property of Lessee which is in or attached to the Engine which is repossessed; provided, however, that Lessor shall return to Lessee all personal property of Lessee which was on the Engine at the time Lessor re-takes possession of the Engine; (iii) not be liable or responsible, in any manner, for any inadvertent damage or injury to any of Lessee’s property in repossessing and holding the Engine, except for that caused by or in connection with Lessor’s willful misconduct; and (iv) have the right to maintain possession of and dispose of the Engine on any premises owned by Lessee or under Lessee’s control.

d.

If demanded by Lessor, Lessee, at its sole expense, shall assemble and make the Engine available at such location as may be directed by Lessor. Lessee hereby agrees that, in the event of the return to or repossession by Lessor of the Engine, any rights in any warranty (express or implied) heretofore assigned to Lessee or otherwise held by Lessee shall without further act, notice or writing be assigned or reassigned to Lessor, if assignable. Lessee shall be liable to Lessor for out-of-pocket expenses, disbursements, costs and fees incurred in: (i) repossessing, storing, preserving, shipping, maintaining, repairing and refurbishing the Engine to the return condition required by Section 18 hereof; and (ii) preparing the Engine for sale or lease. Lessor is hereby authorized and instructed, at its option, to make reasonable expenditures which Lessor, in its sole discretion, considers advisable to repair and restore the Engine to the return condition required by Section 18, all at Lessee’s sole expense.

e.

Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights hereunder with respect to the Engine, on the date on which Lessor shall become entitled to repossession of the Engine (the “Damage Calculation Date”), all sums and all performances due under this Lease shall immediately become due and payable and Lessee shall thereupon be obligated to pay to Lessor as damages for breach hereof an amount equal to the sum of: (1) the Lease Rate and all other amounts that became due and payable hereunder, but were unpaid, as of the Damage Calculation Date; (2) all of the Lease Rate which would have accrued from the Damage Calculation Date through the Lease End Date which would have reasonably been expected to occur, calculated at the Default Lease Rate;); and (3) such additional amount as shall be sufficient to place Lessor in the same economic position, on an after-tax basis, as Lessor would have been in if Lessee had timely performed each of its obligations hereunder. In the event that Lessee fails to redeliver the Engine to Lessor following expiration or cancellation of the Lease Term, in lieu of the amount specified in subsection (2) above, Lessee shall be obligated to pay Lessor an amount equal to the Agreed Value of the Engine. All of the foregoing damage amounts shall bear interest, to the extent permitted by applicable law, at the rate of 1.0% per month from the payment date specified pursuant to this Section 19.1 to the date of actual payment of such amount.

f.

Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights hereunder with respect to the Engine or Lessee upon the occurrence of an Event of Default, Lessee and Lessor hereby stipulate that Lessor shall be entitled to sequester the Engine and Lessee shall deliver the Engine into the custody of Lessor or its designated agents for such purpose, at Lessee’s expense, upon receipt of a written demand from Lessor with respect thereto.

g.

No remedy referred to in this Section 19.1 is intended to be exclusive, but, to the extent permissible hereunder or under applicable law, each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No express or implied waiver by Lessor of any default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default.

20.	NOTICES

All notices or requests given in connection with this Lease will be given in writing and sent prepaid by certified mail, return receipt requested, by email or facsimile transmission to the addresses listed below unless either Party notifies the other Party of a different address.

For Lessor:

Contrail Aviation Support, LLC

435 Investment Court

Verona, Wisconsin 53593

United States of America

Attention: President

Email: joe@contrail.com

Telephone: +1 608 848-8100

Facsimile: +1 608 848-8101

For Lessee:

*

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

          *

21.	RECORDING

Lessor may record this Lease with the Department of Transportation, Federal Aviation Administration, FAA Engine Registry, Oklahoma City, Oklahoma and register any international interest relating to the Engine, the Lease, or any Permitted Sublease with the International Registry established by the Cape Town Convention (the “International Registry”). Lessee shall assist Lessor with all necessary filings and registrations to be made thereunder. Upon the termination of the Lease for any reason whatsoever, each of the Parties will execute and deliver to the other Party promptly such documents as the other Party may reasonably request in order to file a termination of the Lease with the FAA and/or the discharge of any international interest registered with the International Registry.

22.	BROKERS/FINDERS

Lessor and Lessee each represent to the other that it has not involved third parties as brokers or finders with respect to this Lease, and each Party indemnifies the other from liability for fees, commissions, or other intermediary’s claims arising as a result of actions of the indemnifying Party.

23.	MISCELLANEOUS

23.1.

Entire Agreement. This Lease contains the entire understanding of the Parties with respect to the lease of the Engine and no warranties, representations or undertakings have been made by either Party except as expressly set forth in the Lease.

23.2.	Amendments. The Lease may not be amended in whole or in part orally, but only by an express instrument in writing signed by the Parties hereto.

23.3.	Successors. The Lease will be binding upon and inure to the benefit of the respective permitted successors and assigns of the Parties.

23.4.

Counterparts. The Lease hereunder may be executed in counterparts. Such counterpart documents, when taken together, will constitute one and the same instrument. A facsimile signature on any counterparts will be deemed an original for all purposes. The single fully-executed original of this Lease marked “Chattel Paper Original” on the signature page hereof is the original for chattel paper purposes and all other executed counterparts are duplicates for chattel paper purposes. No security interest in this Lease may be perfected by the possession of any executed counterpart other than the one marked “Chattel Paper Original” on the signature page hereof.

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

23.5.

Survival of Terms. The terms contained in the Lease that, by their nature, continue after termination or expiration thereof or redelivery of the Engine to Lessor will survive such termination, expiration, or redelivery and continue in full force and effect.

23.6.	Remedies. The remedies afforded a non-breaching Party are cumulative and in addition to all other rights in law, equity or otherwise.

23.7.	Attorney Fees. The prevailing party in any litigation to enforce the terms of the Lease will be entitled to recover its reasonable and actual attorney’s fees from the losing party.

23.8.

Headings. All Sections, articles and Section headings and captions are purely for convenience and will not affect the interpretation of the Lease. Any reference to a specific Section or article will be interpreted as a reference to such Section or article of the Lease.

23.9.

Severability. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23.10.

English Language. In the event that this Lease is translated into a language other than English for purposes of registering or recording the same with the Aviation Authority or any other governmental entity, the English language version shall control.

23.11.	Schedules. All Schedules attached hereto are incorporated herein by reference and are deemed to be a part hereof.

23.12.

Servicer. Lessor may delegate to any person or persons (the “Servicer”) all or any of the rights, powers or discretions vested in it by this Lease or any of the other documents relating thereto, and any such delegation may be made upon such terms and conditions and subject to such regulations (including the power to sub-delegate) as Lessor in its absolute discretion deems fit. Upon notice to the Lessee of the appointment of such a Servicer, such Servicer may act as Lessor’s servicer for all matters related to this Lease and the Engine, and Lessee agrees that it shall communicate with and deal with such Servicer with respect to all such matters as if the Servicer were the Lessor under this Lease.

24.	GOVERNING LAW AND JURISDICTION

24.1.

Governing Law. THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NEW YORK, U.S.A. APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

24.2.

Consent to Jurisdiction. Each party hereto hereby irrevocably consents that any legal action or proceeding against it or any of its assets with respect to this Lease may be brought in any jurisdiction where such party or any of its assets may be found, or in any court of the State of New York or any Federal court of the United States of America located in New York, New York, located in the Borough of Manhattan, United States of America, as the other party may elect, and by execution and delivery of this Lease, each party hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its assets, generally and unconditionally, the jurisdiction of the aforesaid courts.

24.3.

Jurisdiction and Forum. Each party hereto agrees that final judgment against such party in any action or proceeding in connection with this Lease shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the facts determined therein. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Lease brought in the State of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of New York has been brought in an inconvenient forum. To the extent that any party hereto may in any jurisdiction in which proceedings may at any time be taken for the determination of any question arising under or for the enforcement of this Lease (including any interlocutory proceedings or the execution of any judgment or award arising therefrom) be entitled to claim or otherwise be accorded for itself or its property, assets or revenues immunity from suit or attachment (whether in aid of execution, before judgment or otherwise) or other legal process, and to the extent that in any such jurisdiction, there may be attributed to such party, or its property, assets or revenues such immunity (whether or not claimed), each party hereby irrevocably agrees not to claim and waives such immunity to the fullest extent permitted by the Law of such jurisdiction.

24.4.

Waiver of Jury Trial. THE LESSEE AND THE LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS LEASE, ANY OF THE OPERATIVE DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

24.5.	Process Agent. Without prejudice to any other mode of service, Lessee:

a.

appoints and agrees to maintain Corporation Service Company located at 80 State Street, Albany, New York 12207, United States of America as its agent for service of process relating to any proceedings before any court located in the borough of Manhattan, State of New York, United States of America in connection with the Lease (the “Process Agent”);

b.	agrees that failure by the Process Agent to notify Lessee of the process shall not invalidate the proceedings concerned; and

c.

consents to the service of process relating to any such proceedings by prepaid mailing, certified or registered, of a copy of the process to the Process Agent at the address identified in clause (a) above or by prepaid mailing, certified or registered, of a copy of the process to Lessee at the address set forth in Section 21.

25.	REPRESENTATIONS AND WARRANTIES

Lessee represents and warrants to Lessor with respect to the Lease as follows:

25.1.

Status. Lessee is a company duly organized or incorporated and validly existing under the Laws of its jurisdiction of organization or incorporation, has the power to own its assets and carry on its business as it is presently being conducted, and is the holder of all necessary air transportation licenses required in connection therewith and with the use and operation of the Engine.

25.2.

Power and Authority. Lessee has the power and authority to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, this Lease and the transactions contemplated by it.

25.3.

Legal Validity. This Lease has been duly authorized, executed and delivered by Lessee, and constitutes a legal, valid and binding obligation of Lessee, enforceable in accordance with its terms, except as may be stated in any of the qualifications to the legal opinion provided by Lessee to Lessor.

25.4.

Non-Conflict. The entry into and performance by Lessee of, and the transactions contemplated by, this Lease do not and shall not (i) conflict with any laws binding on Lessee; or (ii) conflict with the constitutional or other organizational documents of Lessee; or (iii) conflict with or result in default under any agreement or instrument which is binding upon Lessee or any of its assets nor result in the creation of any security interest over the Engine.

25.5.

Authorization. So far as concerns the obligations of Lessee, all authorizations, consents, registrations and notifications required in connection with the entry into, performance, validity and enforceability of, this Lease and the transactions contemplated by this Lease, have been (or shall on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or shall on their being obtained or effected be) in full force and effect.

25.6.	No Default. No Event of Default has occurred and is continuing or might result from the entry into or performance of this Lease.

25.7.	Perfection and Protection of Rights.

(i)

Except as may be stated in any of the qualifications to the legal opinion provided by Lessee to Lessor, no filing or recording of this Lease or of any other document and no further action, is or shall be necessary under the Laws of Lessee’s Country or any other jurisdiction in order to (A) perfect and protect the Lessor’s title to, and the interest of Lessor in, the Engine, or (B) ensure the validity, effectiveness and enforceability of this Lease.

(ii)	The rights and interests of the Lessor and any Lender in the Engine have been fully established, perfected and protected under the Laws of Lessee’s Country.

25.8.	No Immunity.

(i)	Lessee is subject to civil commercial law with respect to its obligations under this Lease.

(ii)	Neither Lessee nor any of its assets is entitled to any right of immunity, and the entry into and performance of this Lease by Lessee constitute private and commercial acts.

25.9.

Suits, Material Adverse Change. No litigation, arbitration or administrative proceedings are pending or to Lessee’s knowledge threatened against Lessee which, if adversely determined, could have a material adverse effect upon its financial condition or business or its ability to perform its obligations under this Lease, and Lessee is not in default under any other agreement to which it is a party or to which it may be bound which would have a material adverse effect on its business, financial condition or its ability to perform under the Lease.

Lessor represents and warrants to Lessee with respect to the Lease as follows:

25.10.

Status. Lessor is a limited liability company duly organized and validly existing under the Laws of its jurisdiction of organization and has the power to own its assets and carry on its business as it is presently being conducted.

25.11.

Power and Authority. Lessor has the power and authority to enter into and perform, and has taken all necessary action to authorize the entry into, performance and delivery of, this Lease and the transactions contemplated by it.

25.12.	Legal Validity. This Lease has been duly authorized, executed and delivered by Lessor, and constitutes a legal, valid and binding obligation of Lessor, enforceable in accordance with its terms.

25.13.

Non-Conflict. The entry into and performance by Lessor of, and the transactions contemplated by, this Lease do not and shall not (i) conflict with any laws binding on Lessor; or (ii) conflict with the constitutional or other organizational documents of Lessor; or (iii) conflict with or result in default under any agreement or instrument which is binding upon Lessor or any of its assets.

26.	CONFIDENTIALITY

Each party hereto (except with the prior written consent of the other party) agrees (i) not to disclose details of this Lease to any third parties other than its financial and legal advisers, its lenders and/or potential lenders and/or as required by governmental regulations; (ii) to maintain confidentiality of all information exchanged between the parties, including pricing information and other proprietary knowledge, and not to use such for the benefit of any third party; and (iii) such confidentiality shall survive for a period of two (2) years following the expiration or earlier termination of this Lease.

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be executed under hand, in each case by their respective duly authorized representatives on the date first above written.

CONTRAIL AVIATION SUPPORT, LLC, as Lessor

By:	/s/ Joseph G. Kuhn
Name:	Joseph G. Kuhn
Title:	CEO

* ,
as Lessee
* By:

Name:

Title:

Signature Page

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SCHEDULE 1

FORM OF DELIVERY RECEIPT

Pursuant to the Engine Lease Agreement, dated as of January 10, 2018 (“Lease”) between CONTRAIL AVIATION SUPPORT, LLC (“Lessor”) and *                         (“Lessee”), this Delivery Receipt is delivered, on and as of the date set forth below, by Lessee to Lessor. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Lease.

Lessee hereby confirms to Lessor, its successors and assigns that:

1.

on this ____ day of ________________ 2018, at the Delivery Location, it has received one CFM International, Inc. model CFM56-7B26 aircraft engine, bearing manufacturer’s serial number *                  , together with full QEC, installed on an engine transportation stand, with Technical Documents, including FAA 8130-3 certification dual release or EASA Form 1, pursuant to Section 3.2(a) of the Lease and

2.

the above equipment and the records required in connection therewith were received by Lessee at the Delivery Location and the Engine, Technical Documents and other equipment have met the conditions of delivery and conform to the Lease in every respect.

IN WITNESS WHEREOF, Lessee has caused this Delivery Receipt to be executed in its name, by its duly authorized officer(s) or representative(s), pursuant to due corporate authority, all as of the date set forth in Section 1 above.

* ,
as Lessee

By:

Name:

Title:

Schedule 1

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SCHEDULE 2

FORM OF DELIVERY ACCEPTANCE CERTIFICATE

Pursuant to the Engine Lease Agreement, dated as of January 10, 2018 (“Lease”) between CONTRAIL AVIATION SUPPORT, LLC (“Lessor”) and *                         (“Lessee”), this Delivery Acceptance Certificate is delivered, on and as of the date set forth below, by Lessee to Lessor. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Lease.

1.	Lessee hereby confirms to Lessor, its successors and assigns, that on the [___] day of [_____________], 2018 (the “Delivery Date”), at the Delivery Location, it received possession of the following:

(a)	One CFM International, Inc. model CFM56-7B26 aircraft engine, bearing manufacturer’s serial number * , together with full QEC, and with FAA 8130-3 certification and EASA Form 1.

Thrust Rating:	______ lbs.

Time since new (TSN):	______

Cycles since new (CSN):	______

Time since last Shop Visit:	______

Cycles since last Shop Visit:	______

Cycles remaining:	______

(b)	The Engine was fitted on the following engine transportation stand:

Stand Base S/N: ______                             Stand Cradle S/N: ______

(c)	List of Technical Documents received:

(i)	A valid and current Federal Aviation Administration (FAA) or European Aviation Safety Agency (EASA) approved return to service maintenance release tag.

(ii)	LLP status.

(iii)	Airworthiness Directive status and Service Bulletin Status.

(iv)	Latest Engine performance trend monitoring data (if available).

(v)	Results of the most recently performed maximum power assurance (MPA) run or test cell run (TCR) and borescope inspection video recording and

Schedule 2

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

report.

(vi)	Current hours and cycles report.

(vii)	Accessory and Missing Parts List.

3.	Lessee warrants and confirms that:

(a)

the execution by Lessee and delivery of this Delivery Acceptance Certificate to Lessor constitutes the full and unconditional acceptance of the Engine in its “AS IS, WHERE IS” and “WITH ALL FAULTS” condition by Lessee for all purposes of the Lease;

(b)

the Engine and the Technical Documents have been delivered to and are duly accepted by Lessee as of the Delivery Date and are to Lessee’s full satisfaction and in accordance and subject to the provisions of the Lease;

(c)

subject to Section 3.2 of the Lease, Lessee’s duly appointed and authorized technical experts have inspected the Engine and the Technical Documents to ensure that the Engine conforms to Lessee’s requirements;

(d)	the Engine is insured in accordance with the terms of the Lease; and

(e)	all representations and warranties made by Lessee pursuant to the Lease remain in full force and effect and, if made on this date, would be true and correct in all respects.

[Signature page follows]

Schedule 2

IN WITNESS WHEREOF, Lessee has caused this Delivery Acceptance Certificate to be executed in its name, by its duly authorized officer(s) or representative(s), pursuant to due corporate authority, all as of the date set forth in Section 1 above.

* ,
as Lessee

By:

Name:

Title:

Schedule 2

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SCHEDULE 3

FORM OF MONTHLY UTILIZATION REPORT

Telefax to                                               or email to

This report must be completed by the Lessee for each calendar month of operation of the Engine before the fifth (5th ) business day of the subsequent month.

REPORT FOR MONTH

[__________], 201_

Aircraft Type:	[__________]
Aircraft Serial Number:	[__________]
Engine Type:	CFM International, Inc. model CFM56-7B26
Engine Serial Number:	*

Engine Installation Data

Date engine installed
Engine TSN at installation
Engine CSN at installation
Aircraft registration
Aircraft serial number
Aircraft owner
Aircraft TSN at installation
Aircraft CSN at installation
Present Position installed

Engine Operation

EFH operated this month
EFC operated this month
Engine TSN
Engine CSN
Engine thrust rating during operation

* ,
as Lessee

By:

Name:

Title:

Schedule 3

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SCHEDULE 4

FORM OF NON-INCIDENT STATEMENT

(Please use Company Letterhead)

NON-INCIDENT STATEMENT

This Non-Incident Statement is to certify that the CFM International, Inc. model CFM56-7B26 engine, bearing manufacturer’s serial number *                 , together with all accessories and associated components (collectively, the “Engine”), was operated by *                         (the “Operator”).

This Non-Incident Statement is provided to Contrail Aviation Support, LLC (“Lessor”) pursuant to that certain Engine Lease Agreement, dated as of January 10, 2018, between Contrail Aviation Support, LLC and *                 , as lessee (the “Lease”). Capitalized terms used but not defined herein shall have the respective meanings set forth in the Lease.

During the period of Operator’s operation of the Engine, the Engine was not involved in any accident, incident, or subjected to severe impact, stress, heat or fire and it was not operated by governmental or military entities, nor have any parts of the Engine which have been installed during such period of Operator’s operation of the Engine been acquired from any government, military or unapproved source. The Engine has not been immersed in salt water or otherwise exposed to corrosive agents outside normal operation during such period of Operator’s operation of the Engine.

Lease Commencement Engine Total Time/ Total Cycles:     [__________]

Lease Termination Engine Total Time/Total Cycles:             [__________]

Dated this [___] day of [__________], 201_.

* ,
as Operator

By:

Name:

Title:

Schedule 4

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SCHEDULE 5

FINANCIAL TERMS

[NOTE: THE TERMS OF THIS SCHEDULE 5 ARE CONFIDENTIAL AND CONTAIN COMMERCIALLY SENSITIVE INFORMATION; THIS SCHEDULE 5 MUST BE REMOVED FROM ANY PUBLIC FILING OF THIS LEASE]

1.	Agreed Value. US$*

2.	Minimum Liability Amount. US$* or any higher amount as may be required by law wherever the aircraft is operating.

3.	Deductible Limit. US$* .

4.

Lease Rate. Lessee will pay to Lessor throughout the Lease Term rental (the “Lease Rate”) (i) in the amount of US$*             commencing on the Lease Commencement Date and, thereafter, on each monthly anniversary of the Rent Commencement Date up to the twelfth monthly anniversary of the Commencement Date; provided, however, the Lease Rate for the second Rental Period only shall be US$*            , (ii) US$*             per month commencing on the thirteenth monthly anniversary of the Commencement Date and thereafter on each monthly anniversary of the Commencement Date up to the twenty fourth monthly anniversary of the Commencement Date and (iii) US$*             per month commencing on the twenty fifth monthly anniversary of the Commencement Date and thereafter on each monthly anniversary of the Commencement Date up to the thirty sixth monthly anniversary of the Commencement Date (the “Lease Rate Due Date”) continuing until the return of the Engine in accordance with the terms of the Lease. Such Lease Rate shall be payable monthly in advance with respect to the period commencing on the Rent Commencement Date and ending on the date prior to the monthly anniversary of the Rent Commencement Date and, thereafter, commencing on the monthly anniversary of the Rent Commencement Date and ending on the date prior to the following monthly anniversary of the Rent Commencement Date during the Lease Term (each a “Rental Period”). In the event that the Lease End Date is attributable to an Unserviceable Event, Lessee shall give to Lessor written notice of such Unserviceable Event and Lessee shall not be required to pay Lessor the Lease Rate for a period of twenty (20) calendar days commencing on the date of such notice; provided, however, if Lessee fails to return the Engine to Lessor at the Redelivery Location in the condition required by the Lease within such twenty (20) day period, Lessee shall pay the Lease Rate divided by 30 days for each day after such twenty (20) day period that such failure continues.

5.

Deposit. Lessee shall pay Lessor a security deposit of US$*             (the “Deposit”) prior to Lessor delivering the Engine to Lessee at the Delivery Location. The Deposit shall be held by Lessor as security for the timely performance by Lessee of all of Lessee’s obligations under the Lease. The Deposit may be commingled with other funds of Lessor

Schedule 5

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

and shall be released without interest no later than two business days after Lessee has redelivered the Engine in accordance with the terms of the Lease, provided Lessee has performed all its obligations under the Lease and no Event of Default has occurred and is continuing. If Lessee fails to comply with any provision of the Lease or any other agreement between Lessor and Lessee, or any Event of Default shall have occurred and is continuing, then in addition to all rights and remedies accorded to Lessor elsewhere in the Lease and applicable law, Lessor may immediately or at any time thereafter, without prior notice to Lessee, apply all or part of Deposit towards the payment or discharge of any matured obligation owed by Lessee under the Lease or any other agreement between Lessor and Lessee, in such order as Lessor sees fit (without such application constituting a cure of such default), and Lessee shall, following a demand in writing from Lessor, immediately restore Deposit to the level at which it stood immediately prior to such exercise.

6.	Supplemental Rent.

(a)

Lessee shall make payments to Lessor in respect of Supplemental Rent in accordance with Section 7(b) below not later than ten (10) days after the last day of each calendar month during the Lease Term (the “Supplemental Rent Due Date”); provided that Lessee’s final payment in respect of Supplemental Rent shall be made on the Lease End Date.

(b)

On each Supplemental Rent Due Date, Lessee shall pay Lessor Supplemental Rent in accordance with the following rates which will be charged for each Engine Flight Hour accumulated on the Engine for the preceding month based on Lessee’s actual monthly average Engine Flight Hour to Engine Flight Cycle ratio for the preceding month.

Hours Per Flight Cycle	US$ per Engine Flight Hour
1.30 – 1.61	$*
1.62 – 1.86	$*
1.87 – 2.11	$*
2.12 – 2.36	$*
2.37 – 2.61	$*
2.62 – 2.86	$*
2.87 – 3.12	$*
> 3.12	$*

Schedule 5

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

The rates above are calculated at *             lbs. thrust and are subject to (i) annual escalation at a rate of *  % per annum effective each January 1 during the Lease Term and (ii) review every *             (*  ) calendar months during the Lease Term to determine if the Engine is operated at an average derate > 10%. In the event that the Engine is operated during such period at an average derate < 10%, Lessee shall pay Lessor Supplemental Rent at an increased rate based on the following table:

Average Derate	Multiplication Factor of Existing Supplemental Rent Rate
0% to 5% 5% to 10% 10% and above	* * *

and the additional amount of Lessor Supplemental Rent payable by Lessee to Lessor with respect to such *             (*  ) month period shall be paid to Lessor by Lessee within fifteen (15) days after the end of such *             (*  ) month period. If the Engine is operated at a different thrust level or if the Engine is not operating in an assumed ICAO operating environment area 1, Lessor reserves the right to charge different rates for that month.

In addition, on each Supplemental Rent Due Date, Lessee shall pay Lessor Supplemental Rent in accordance with a rate per Engine Flight Cycle to be calculated based on the OEM published cost of a complete set of CFM 56-7B LLPs, which rate shall be adjusted annually on January 1 of each year during the Lease Term, for each Engine Flight Cycle accumulated on the Engine for the preceding month.

7.	Payment Mode. All payments of Lease Fees will be made by bank transfer of immediately available funds in United States Dollars to the account of Lessor at:

Bank:	Old National Bank
1 Main Street
Evansville, Indiana 47708
United States of America
ABA No.:	086300012
Account:	Contrail Aviation Support, LLC
Account No.:	133788963
SWIFT Code:	OLNAUS44
Ref:	ESN *

8.

Interest. If any amount payable by Lessee to Lessor under the Lease is not paid when due, Lessee shall pay Lessor interest on the late balance from the due date until paid in full at the lower of (i) the rate of *         percent (*    %) per month and (ii) the highest rate permitted by Law.

Schedule 5

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SCHEDULE 6

FORM OF ACKNOWLEDGEMENT OF ENGINE OWNERSHIP

A SEPARATE ONE TO BE SIGNED BY EACH OWNER, LESSOR, MORTGAGEE AND

SECURED PARTY OF THE AIRFRAME ON WHICH THE ENGINE IS INSTALLED

Date: [__________]

Re: [__________]

Reference is made to the Engine Lease Agreement, dated as of January 10, 2018 (as at any time amended or supplemented, the “Lease”), by and between CONTRAIL AVIATION SUPPORT, LLC (“Lessor”) and *                    (“Lessee”) pursuant to which the Lessor has agreed to lease to the Lessee one CFM International, Inc. model CFM56-7B26 engine, bearing manufacturer’s serial number *            , with full QEC (the “Engine”), on the terms and conditions set forth in the Lease.

The undersigned is the [__________] [list those applicable to you: owner/lessor/mortgagee/secured party] of the airframe (the “Airframe”) on which the Engine is installed. The undersigned understands that under the laws of the country where the airframe is registered (“Registration Country”), the laws of the country where the Lessee is certificated (“Certification Country”), and laws of other countries, (i) the mortgagee or owner of an airframe may be deemed to have certain rights to deal with any engine installed on such airframe in order to enforce its rights as mortgagee or owner of such airframe, (ii) liens and encumbrances on an airframe may attach and extend to engines installed on such airframe, and/or (iii) engines installed on an airframe may not be subject to any liens and encumbrances other than those to which such airframe is subject. The undersigned understands that the Engine is owned by the Lessor [to be added if lender involved: and is subject to a first priority security interest in favor of [__________] (the “Lender”)].

The undersigned hereby agrees and acknowledges that, notwithstanding any provision to the contrary of the laws of the Registration Country, the Certification Country or any other law or any agreement including, without limitation, any conditional sales, security or lease agreement with the Lessee, the installation of the Engine on the Airframe shall not affect title to or liens on the Engine. The undersigned agrees that the Lessor is and shall continue to be the owner of the Engine [insert if applicable: and the Engine is and shall continue to be subject to the liens of the Lender]. The undersigned covenants and agrees that it shall not assert, and hereby waives, any claim against the Lessor [insert if applicable: or Lender] in respect of any right, title or interest in the Engine which is inconsistent with the agreements in this instrument. The undersigned covenants and agrees that it shall not seek to enforce any rights against the Engine under any agreement as a result of the Engine being installed on the Airframe. The undersigned hereby disclaims and waives any ownership interest in the Engine and any security interest in the Engine.

Schedule 6

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

This Acknowledgment is entered into by the undersigned for the benefit of the Lessor [insert if applicable: and Lender, who shall be a third party beneficiary].

This Acknowledgment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, United States of America, including all matters of construction, validity and performance.

This Acknowledgment is duly signed and dated as of [__________], 201_.

[__________],
a [__________] corporation

By:

Name:

Title:

AS THE
[OWNER, LESSOR, MORTGAGEE, OR SECURED PARTY]

Schedule 6

SCHEDULE 7

FORM OF ENGINE OPERATIONAL REPORT

(Please use Company Letterhead)

This report must be completed by the operator of the Engine at the time of redelivery or after any Engine removal and certified by its Quality Assurance Manager or equivalent.

Operator:	*

Engine serial number:	*

	Installation Details:	Removal Details:
Date:
Aircraft registration & S/N:
Engine position:
Aircraft total hours:
Aircraft total cycles:
Engine total hours:
Engine total cycles:

Hours run since installation:

Cycles run since installation:

(Note: If Engine was installed during operation on various aircraft, a separate list must be completed noting hours and cycles for each installation/aircraft).

Observations:

This is to certify that Engine type CFM56-7B26 bearing S/N *               has been operated at a thrust of 26,300 lbs. and maintained in accordance with the Aircraft Maintenance Manual and any other relevant practices and procedures. Further, no deviations from the manuals and procedures have been accomplished/carried out.

(i)	List AD’s and SB’s accomplished during operation period. (If no AD or SB has been accomplished then record “no AD/SB accomplished during operation period”).

Schedule 7

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

(ii)	List oil type used and consumption rate (including at least 3 month of trend data).

(iii)	List any abnormal engine occurrence, or limitations having been reached or exceeded during the term of operation. (If there were none please note that there were none).

(iv)	List any major repairs or alterations accomplished during the term of operation. (If there were none please note that were none).

(v)	Confirm that no PMA/non – OEM material(s), or material(s) containing non-OEM repairs have been installed onto the Engine during the term of the operation.

(vi)	State if any component(s) or parts that were originally delivered/installed will not be returned with the Engine with the reason for removal. (If there were none please note that there were none).

NOTE:

If yes, provide separate list with the components installed as replacement(s). The following is required for component(s) which have been replaced by Lessee – FAA 8130-3 and EASA form one release certificate; TSO/CSO or TSR/CSR, date of installation, Engine TSN/CSN at installation of component/part and component/part Non-incident statement on ATA 106 form.

(vii)	State if any deferred items have been noted during the term of the operation. (If there were none please note that there were none):

(viii)	Confirm that there are no Open Maintenance items, Deferred Defects, MMEL items and/or Carry Forward items Outstanding on the Engine and its QEC Kit.

Schedule 7

(ix)	State if the Engine has experienced any EGT or RPM exceedance. (If there were none please note that there were none).

(x)	Confirm the Fuel Type Used during the term of operation.

(xi)	Confirm that the Engine has not been operated with fuels or with fuel additives sourced from the C.I.S.

(xii)	Confirm that the Engine fuel was not contaminated with Fatty Acid Methyl Ester (FAME). If the Engine was contaminated, advise to the amount and corrective action.

(xiii)	Confirm that no LLP’s have been replaced.

(xiv)	Confirm that the Engine has been properly stored (if applicable) in accordance with the AMM/Engine Manual.

(xv)

Confirm that the Engine has been properly transported in accordance with AMM/Engine Manual during entire lease. (Provide separately photos evidencing engine being properly secured onto air-ride equipment.)

(xvi)	Confirm that the Engine has been returned/placed in the ‘as delivered stand’ and the original Engine cover if delivered with the engine.

Stand Base P/N Stand Base S/N

Stand Cradle P/N Stand Cradle S/N

Note:

(xvii)

Confirm that the Engine fuel system has been completely emptied of fuel as per the special provision A70 in the IATA Dangerous Goods Regulation and therefore is not subject to IATA Dangerous Goods Regulations.

Schedule 7

(xviii)	Confirm ETOPS compliance if applicable.

(xix)	Provide date of last fan blade lubrication and next due compliance date.

(xx)	Provide date(s) for engine C-check tasks performed and next due compliance date (MPD task compliance status)

Date/Signed:

Print Name:

Title:

Schedule 7

SCHEDULE 8

FORM OF ENGINE REDELIVERY CHECKS & INSPECTIONS REPORT

This report must be completed by the operator of the Engine at the time of redelivery and certified by its Engineering officer.

Operator:	*

Engine serial number:	*

Removal details at Engine Redelivery:

Date:

Aircraft registration & S/N:

Engine position:

Aircraft total hours:

Aircraft total cycles:

Engine total hours:

Engine total cycles:

CLAUSE A: REDELIVERY CHECKS REPORT (APPLICABLE ONLY FOR ENGINE REDELIVERY)

The Lessee hereby confirms to Lessor that the following redelivery checks and inspections have been completed satisfactorily in accordance with the return conditions of the Lease and that the Engine has not operated since completion of these checks:

(tick with ✓ to confirm)	YES	NO

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

Comments on findings on any of the above checks & inspections:

Schedule 8

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

CLAUSE B: REDELIVERY DOCUMENTS REPORT (APPLICABLE ONLY FOR ENGINE REDELIVERY)

The Lessee hereby confirms that the following redelivery documents have been completed and have been redelivered to Lessor:

(tick with ✓ to confirm)	YES	NO

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*	*	*

*

*	*	*

*		*
*

*	*	*

*		*
*

*	*	*

*	*	*

*	*	*

*	*	*

*

*	*	*

*	*	*

*

Schedule 8

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

*

*	*	*

*

*

*	*	*

* *	*	*

*	*	*

Comment on any of the above redelivery documents:

Lessee:

Date

Signed:

Name:	(please print)

Title:

Schedule 8

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SCHEDULE 9

FORM OF LEASE TERMINATION AGREEMENT

THIS LEASE TERMINATION AGREEMENT (this “Termination Agreement”) is made and entered into as of                              , 201    , between CONTRAIL AVIATION SUPPORT, LLC, a limited liability company organized and existing under the laws of the State of North Carolina, United States of America (the “Lessor”), and *                     , a company organized and existing under the laws of *               (the “Lessee”).

W I T N E S S E T H:

WHEREAS, the Lessor and the Lessee are parties to that certain Engine Lease Agreement, as more particularly described in Annex 1 attached hereto (the “Lease”), with respect to that certain CFM International, Inc. model CFM56-7B26 aircraft engine, bearing manufacturer’s serial number *               and related records, together with full QEC and engine transportation stand (collectively, the “Engine”); and

WHEREAS, the Lessor and the Lessee desire to terminate the Lease as provided herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lessor and the Lessee agree as follows:

1. Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Lease.

2. The Lease is hereby terminated effective as of the date set forth on the Termination Notice to Lessee (the “Termination Date”). A copy of such Termination Notice is attached hereto and made part hereof.

3. Effective as of the Termination Date, the Engine is hereby released from all of the terms and conditions of the Lease; provided that the provisions of the Lease that, by their respective terms, are to survive the termination or expiration of the Lease shall survive the termination of the Lease to the extent required thereby for their full observance and performance.

4. This Termination Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed an original and all together shall constitute one and the same instrument.

[Signature page follows]

Schedule 9

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

IN WITNESS WHEREOF, the parties hereto have caused this Termination Agreement to be duly executed as of the date first above written.

CONTRAIL AVIATION SUPPORT, LLC, as Lessor

By:

Name:

Title:

* , as Lessee

By:

Name:

Title:

Schedule 9

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

Annex I

to Lease Termination

Description of Lease

Engine Lease Agreement, dated as of January 10, 2018, between CONTRAIL AVIATION SUPPORT, LLC (“Lessor”) and *                      (“Lessee”) which was recorded by the Federal Aviation Administration on [_____________], 2018 and assigned Conveyance No. [_____].

[Note: To be revised accordingly when terminated.]

Schedule 9

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

SCHEDULE 10

END OF LEASE INSPECTION REQUIREMENTS

ITEM	TASK DESCRIPTION	REMARKS	COMPLIED WITH

1	ENGINE DOCUMENTATION CHECK

1.1	CHECK ENGINE IS CLEAR OF ALL LOG BOOKS AND DEFFERED DEFECTS

1.2	CHECK RECORDED CFDS FAULTS FOR ATA CHAPTER 70-80 FAULTS

1.2	CHECK LAST ECM TREND DATA SIGNIFICANT FINDING REPORT

1.3	CHECK FOR COMPLETED POWER ASSURANCE RUN AND ENGINE PRESERVATION/STORAGE

1.4	CHECK AD NOTE STATUS. CHECK FOR REQUIRED SB INCORPORATION

2	ENGINE GENERAL INSPECTION IAW MM 72-00-00

2.1	ENGINE GENERAL INSPECTION IAW MM 72-00-00

2.2	VISUALLY INSPECT ENGINE STAND

2.3	RECORD ENGINE TRANSPORT STAND P/N; S/N

2.4	PERFORM PHOTO DOCUMENTATION OF ENGINE

2.5	COMPLETE ACCESSORY INVENTORY LIST INCLUDING EBU AND COMPARE WITH OUTGOING STATUS WHEN POSSIBLE

2.6	CHECK COMPLETE ENGINE FOR EVIDENCE HOT AIR, FUEL OR OIL LEAKAGES

2.7	CHECK DRAIN LINES FOR BLOCKAGE

3	ENGINE OIL SYSTEM INSPECTION IAW MM 79-00-00

3.1	DRAIN OIL TANK AND GEARBOX

3.2	REMOVE OIL SCAVENGE AND PRESSURE FILTER VISUALLY INSPECT OIL SCAVENGE AND PRESSURE FILTER FOR CONTAMINATION REPORT IMMEDIATELY ANY CONTAMINATION FOUND

3.3	INSTALL NEW OIL SCAVENGE AND PRESSURE FILTER COMPLETE WITH NEW O-RINGS

3.4	CHECK MAGNETIC CHIP DETECTORS FOR METAL CONTAMINATION REPORT IMMEDIATELY ANY CONTAMINATION FOUND ENGINE OIL SYSTEM INSPECTION IAW MM 79-36-00

Schedule 10

3.5	VISUALLY INSPECT THE OILTANK FOR EXTERNAL LEAKAGE, GENERAL CONDITION, SECURITY OF MOUNTING AND CONDITION OF CONNECTED TUBES.

4	ENGINE FUEL SYSTEM INSPECTION IAW MM 73-00-00

4.1	REMOVE MAIN FUEL PUMP FUEL FILTER, FUEL CONTROL FILTER AND FUEL DISTRIBUTION VALVE FILTER

4.2	INSPECT FUEL FILTERS FOR CONTAMINATION REPORT IMMEDIATELY ANY CONTAMINATION FOUND

4.3	INSTALL NEW FUEL FILTERS WITH NEW O- RINGS

4.4	VISUALLY INSPECT FUEL SYSTEM COMPONENTS INCLUDING TUBES, MANIFOLDS AND JOINTS

5	ENGINE FAN FRAME AND CASE ASSEMBLY INSPECTION IAW MM 72-33-00

5.1	PERFORM VISUAL INSPECTION OF FAN CASE FOR OBVIOUS DAMAGE, CRACKS, DENTS AND SCRATCHES.

5.2	PERFORM VISUAL INSPECTION OF FAN EXIT CASE FOR OBVIOUS DAMAGE, CRACKS, DENTS AND SCRATCHES:

6	HPC GENERAL INSPECTION IAW MM 72-37-00, VSV RIG CHECK 75-31-00

6.1	INSPECT VBV BLEED SYSTEM LINKAGE FOR WEAR

6.2	VISUALLY INSPECT VSV ACTUATION LINKAGE FOR ANY DAMAGE AND LOOSENESS. INSPECT ACTUATOR FOR LEAKAGE.

6.4	VISUALLY INSPECT ALL FLANGES FOR CRACKS, MISSING AND/ OR DAMAGED BOLT (CRACKS, CORROSION ETC.)

6.5	VISUALLY INSPECT THE HPC FRONT CASE IGV - VSV UNISON RING FOR GENERAL CONDITION, LOOSENESS AND EXCESSIVE WEAR. INSPECT AS ACCESSIBLE ALL VSV LEVER ARMS FOR GENERAL CONDITION AND LOOSE BOLTS.

7	HPC REAR FRAME AND HPT CASE GENERAL INSPECTION IAM MM 72-40-00, 72-50-00.

7.1	VISUALLY INSPECT THE COMPRESSOR REAR FRAME FOR CRACKS, BURNING ETC.

7.2	VISUALLY INSPECT THE COMPRESSOR REAR FRAME FRONT AND REAR FLANGE FOR BOLT HOLE CRACKS AND DEFORMATION.

7.3	VISUALLY INSPECT HPT CASE FOR GENERAL CONDITION, CRACKS, CORROSION AND ISOLATED EXCESSIVE HEAT DISCOLORATION.

7.4	VISUALLY INSPECT THE FUEL NOZZLES IN SITU.

Schedule 10

7.5	VISUALLY INSPECT ALL EXTERNAL PIPING OF HPT/DIFFUSER AREA FOR SECURITY OF ATTACHMENT, CHAFING MARKS AND/ OR OBVIOUS DAMAGE. PAY SPECIAL ATTENTION TO THE FUEL MANIFOLDS

8	LPT CASE AND TURBINE EXHAUST CASE GENERAL INSPECTION IAW MM 72-54-00.

8.1	VISUALLY INSPECT THE LPT CASE FOR GENERAL CONDITION, CRACKS, CORROSION AND HEAT DISCOLORATION.

8.2	VISUALLY INSPECT THE LPT CASE FRONT AND REAR FLANGES FOR CRACKS, DAMAGES AND MISSING OR LOOSE BOLTS.

8.3	VISUALLY INSPECT THE LPT COOLING MANIFOLDS FOR CRACKS.

9	ACCESSORY GEARBOX MODULE GENERAL INSPECTION IAW MM 72-61-00

9.1	VISUALLY INSPECT THE GEARBOX GROUP FOR GENERAL CONDITION, OBVIOUS DAMAGE/CRACKS, CORROSION AND SIGNS OF OIL LEAKAGE.

9.2	VISUALLY INSPECT THE GEARBOX GROUP MOUNTS FOR GENERAL CONDITION AND CRACKS.

9.3	IF CSD IS REMOVED FOR ANY REASON, PERFORM TORQUE CHECK OF ”CSD QAD RING MOUNT BOLTS

9.4	VISUALLY INSPECT THE FAN EXIT CASE C-FLANGE AT THE GEARBOX MOUNT LOCATION FOR CRACKS.

9,5	CHECK CARBON SEALS FOR SIGNS OF LEAKAGE

9.6	CHECK ACCESSIBLE DRIVE SPLINES FOR WEAR

9.7	VISUALLY INSPECT THE PIPING AROUND ACCESSORY GEARBOX FOR WEAR, CHAFING MARKS AND CORRECT INSTALLATION.

10	INSPECTION OF FWD AND AFT MOUNT IAW MM 71-21-00/71-20-02

10.1	VISUALLY INSPECT MOUNTS FWD AND REAR MOUNTS

11	GENERAL INSPECTION OF ACCESSORIES AND ASSOCIATED COMPONENTS

11.1	INSPECT ALL ACCESSORIES FOR SECURITY OF ATTACHMENT, OBVIOUS DAMAGE OR LEAKS. GIVE SPECIAL ATTENTION TO THE FOLLOWING ACCESSORIES:

11.2	INSPECT L&S PUMP FOR SIGNS OF LEAKAGES AND GENERAL CONDITION

11.3	INSPECT THE MAIN FUEL PUMP FOR EXTERNAL LEAKAGE AND SECURITY OF MOUNTING. LEAKAGE REF. MM 73-12-00

11.3a	INSPECT THE HMU FOR EXTERNAL LEAKAGE, SECURITY OF CONTROL TO PUMP AND ELECTRICAL CONNECTORS. 73-21-00

Schedule 10

11.3b	INSPECT THE FUEL/OIL HEAT EXCHANGER FOR EXTERNAL FUEL OR OIL LEAKAGE. REF.: 73-14-00.

11.4	INSPECT THE FADEC N1 SPEED SENSOR FOR GENERAL CONDITION AND SECURITY OF ELECTRICAL CONNECTOR.

11.5	INSPECT THE FADEC EEC FOR GENERAL CONDITION AND SECURITY OF ELECTRICAL CONNECTORS, MOUNTING AND SENSE TUBES.

12	GENERAL QEC INSPECTION

12.1	INSPECT THE “IDG” FOR GENERAL CONDITION AND LEAKAGE. MM 24-12-00

12.1a	INSPECT THE FILTER ELEMENT FOR CONTAMINATION.

12.1b	INSTALL NEW FILTER ELEMENT.

12.2	INSPECT THE HYDRAULIC PUMP FOR GENERAL CONDITION AND LEAKAGE. REF.: MM 29-11-0.0

12.3	CLEAN THE HYDRAULIC DRAIN TUBE FROM GEARBOX PAD TO DRAIN MAST. USE A BRUSH FOR INTERNAL CLEANING.

12.4	INSPECT THE PNEUMATIC STARTER FOR GENERAL CONDITION AND LEAKAGE. MM 80-12-00

12.5	INSPECT THE FUEL FLOW TRANSMITTER FOR GENERAL CONDITION AND SECURITY OF ELECTRICAL CONNECTOR. MM 73-31-00

12.6	INSPECT THE LOW OIL PRESSURE SWITCH, OIL FILTER DIFFERENCE PRESSURE SWITCH AND OIL DIFFERENCE PRESSURE SWITCH FOR GENERAL CONDITION AND SECURITY OF ELECTRICAL CONNECTORS.

12.7	INSPECT ALL RELATED TUBES AND FLEX HOSES FOR GENERAL CONDITION AND SIGNS OF LEAKAGE.

12.8	INSPECT ALL CABIN AIR SYSTEM DUCTS AND VALVES FOR GENERAL CONDITION AND CORRECT INSTALLATION.

12.9	INSPECT THE PRIMARY EXHAUST NOZZLE AND PLUG FOR GENERAL CONDITION.

13	ELECTRICAL CHECKS IAW CMM ELECTRICAL HARNESSES, CABLES, MM 71-50-00

13.1	PERFORM VISUAL INSPECTION OF ALL ELECTRICAL HARNESSES AND CONNECTORS IN INSTALLED CONDITION

13.2	INSPECT CORE AND GEARBOX FIRE LOOPS FOR GENERAL CONDITION. ENSURE FIRE DETECTOR SYSTEM CLIPPING IS ARRANGED TO PREVENT CHAFING

14	LPC VIDEO BORESCOPE INSPECTION AND FAN BLADE VISUAL INSP. IAW MM 72-00-00- POST TEST RUN

14.1	PERFORM VIDEO BSI OF STAGE ONE FAN ROTOR DISK AND SPOOL

15	HPC VIDEO BORESCOPE INSPECTION IAW MM 72-36-00 -72-37-00 POST TEST RUN

15.1	PERFORM VIDEO BSI OF HPC BLADES STG.l - 9.

Schedule 10

15.2	PERFORM VIDEO BSI OF HPC STATOR VANES.

16	VIDEO BSI OF COMBUSTOR, HPT NOZZLE AND HPT IAW MM 72-43-00 – 72-53-00 POST TEST RUN

16.1	PERFORM VIDEO BSI OF COMBUSTOR

16.2	PERFORM VIDEO BSI OF 1 STG. NOZZLE GUIDE VANES

16.3	PERFORM VIDEO BSI OF HP TURBINE STG. 1 BLADES LE & TE

16.4	PERFORM VIDEO BSI OF HP TURBINE STG. 2 BLADES LE

17	VIDEO BSI OF LPT IAW MM 72-54-00 - POST TEST RUN

17.1	PERFORM VIDEO BSI OF LPT BLADES

18	POST BSI TASKS

18.1	CONFIRM CORRECT INSTALLATION OF B.S.I. PLUGS AND REINSTALLED

NAME

SIGNATURE

DATE

Schedule 10

SCHEDULE 11

FORM OF REDELIVERY ACCEPTANCE CERTIFICATE

Pursuant to the Engine Lease Agreement, dated as of January 10, 2018 (“Lease”), between CONTRAIL AVIATION SUPPORT, LLC (“Lessor”) and  *                      (“Lessee”), this Redelivery Acceptance Certificate is executed delivered, on and as of the date set forth below, by Lessee and Lessor. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Lease.

Lessor hereby confirms to Lessee, its successors and assigns that:

1.

on this ____ day of ________________, 20___, at the Delivery Location, it has received one CFM International, Inc. model CFM56-7B26 aircraft engine, bearing manufacturer’s serial number  *               , together with full QEC, installed on an engine transportation stand, with Technical Documents, including FAA 8130-3 certification dual release or EASA Form 1, pursuant to Section 3.2(a) of the Lease.

2.

The Aircraft and Aircraft Documents are hereby accepted by Lessor for return under the Lease subject to (i) the provisions of the Lease, and (ii) the correction by Lessee (or procurement by Lessee at Lessee’s cost) within 10 days following the date hereof of the discrepancies specified in Attachment 1 hereto.

3.

Subject to the following paragraph, the Lease is hereby terminated without prejudice to Lessee’s continuing obligations and Lessor’s continuing rights under the Lease and this Redelivery Acceptance Certificate.

4.

Lessee represents and warrants that during the Lease Term all maintenance and repairs to the Aircraft and each Item of Equipment were performed in accordance with the requirements of the Lease, and acknowledges, confirms and agrees that such representation and warranty shall survive the termination or expiration of the Lease. Lessee further confirms that all of its obligations, liabilities and agreements under the Lease (collectively, the “Obligations”) whether accruing prior to the date hereof or which survive the termination or expiration of the Lease by their terms and accrue after the date hereof, will remain in full force and effect until all such Obligations have been satisfied in full.

5.

THIS REDELIVERY ACCEPTANCE CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, U.S.A., APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Schedule 11

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Redelivery Acceptance Certificate to be executed in its name, by its duly authorized officer(s) or representative(s), pursuant to due corporate authority, all as of the date set forth in Section 1 above.

CONTRAIL AVIATION SUPPORT, LLC,	* ,
as Lessor	as Lessee

By:	By:

Name:	Name:

Title:	Title:

Schedule 11

*	The confidential portion has been omitted pursuant to a request for confidential treatment filed by Air T, Inc. with the Securities Exchange Commission and filed separately with the Commission.